UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Old Second Bancorp, Inc
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 12, 2008

Dear Stockholder:

You are cordially invited to attend the 2008 annual meeting of stockholders of Old Second Bancorp, Inc. to be held on Tuesday, April 15, 2008 at 11:00 a.m., local time. The meeting will be held at the Copley Theatre, North Island Center, 8 East Galena Boulevard, Aurora, Illinois.

The formal items of business to be considered at the meeting include the election of five directors with terms expiring in 2011, the approval of a new stock incentive plan, and the ratification of our independent auditors. In addition, we will report on our performance in 2007 and address questions or comments from stockholders.

We encourage you to attend the meeting in person.  Whether or not you plan to attend, however, please read the enclosed proxy statement and then complete, sign and date the enclosed proxy and return it in the accompanying postpaid return envelope as promptly as possible.  This will save us additional expense in soliciting proxies and will ensure that your shares are represented at the meeting.

A copy of our annual report to stockholders for the year 2007 is also enclosed.  Thank you for your continued support and we look forward to seeing you at the meeting.

Sincerely,

/s/ William B. Skoglund
William B. Skoglund
Chairman

If you plan to attend the meeting in person, please respond to Robin Hodgson, Vice President/Corporate Secretary via email at rhodgson@02bancorp.com, by telephone at 630.906.5480, or indicate your preference on the back of the proxy sheet.

Directions:  The Copley Theater is located approximately 2 blocks east of Old Second National Bank on Galena Boulevard, Aurora, Illinois 60506 (please see detailed map found in the proxy statement.)

OLD SECOND BANCORP, INC.
37 South River Street, Aurora, Illinois 60506

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD APRIL 15, 2008

TO THE STOCKHOLDERS:

The annual meeting of stockholders of Old Second Bancorp, Inc., will be held on Tuesday, April 15, 2008 at 11:00 a.m., local time, at the Copley Theatre, North Island Center, 8 East Galena Boulevard, Aurora, Illinois, for the following purposes:

1.                                       to elect five members of the board of directors;

2.                                       to approve the adoption of the Old Second Bancorp, Inc. 2008 Equity Incentive Plan;

3.                                       to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ended December 31, 2008; and

4.                                       to transact such other business as may properly be brought before the meeting or any postponements or adjournments of the meeting.

The board of directors is not aware of any other business to come before the meeting. Stockholders of record at the close of business on March 3, 2008, are the stockholders entitled to vote at the meeting and any and all adjournments or postponements of the meeting. In the event there are an insufficient number of votes for a quorum at the time of the annual meeting, the meeting may be adjourned or postponed in order to permit further solicitation of proxies.

By order of the board of directors

/s/ William B. Skoglund
William B. Skoglund
Chairman and Chief Executive Officer

Aurora, Illinois
March 12, 2008

IMPORTANT:  THE PROMPT RETURN OF PROXIES WILL SAVE US THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

OLD SECOND BANCORP, INC.

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation by the board of directors of Old Second Bancorp, Inc., a Delaware corporation, of proxies to be voted at the annual meeting of stockholders. This meeting is to be held at the Copley Theatre, North Island Center, located at 8 East Galena Boulevard, Aurora, Illinois on April 15, 2008 at 11:00 a.m., local time, or at any postponements or adjournments of the meeting. Old Second conducts full service community banking and trust business through its wholly-owned subsidiaries, Old Second National Bank, Old Second Financial, Inc., Old Second Affordable Housing Fund, L.L.C. and Old Second Management, LLC, and its majority-owned subsidiary, Old Second Realty, LLC.

A copy of our annual report for the year ended December 31, 2007, which includes audited financial statements, is enclosed. This proxy statement was first mailed to stockholders on or about March 12, 2008.

Why am I receiving this proxy statement and proxy form?

You are receiving a proxy statement and proxy form from us because on March 3, 2008, the record date for the annual meeting, you owned shares of our common stock. This proxy statement describes the matters that will be presented for consideration by the stockholders at the annual meeting. It also gives you information concerning these matters to assist you in making an informed decision.

When you sign the enclosed proxy form, you appoint the proxy holder as your representative at the meeting. The proxy holder will vote your shares as you have instructed in the proxy form, ensuring that your shares will be voted whether or not you attend the meeting. Even if you plan to attend the meeting, you should complete, sign and return your proxy form in advance of the meeting just in case your plans change.

If you have signed and returned the proxy form and an issue comes up for a vote at the meeting that is not identified on the form, the proxy holder will vote your shares, pursuant to your proxy, in accordance with his or her best judgment.

What matters will be voted on at the meeting?

You are being asked to vote on the election of five nominees to our board of directors, the approval of the Old Second Bancorp, Inc. 2008 Equity Incentive Plan and the ratification of Grant Thornton LLP as our independent registered public accounting firm for the year ended December 31, 2008 and any other business that may properly be brought before the meeting.

How do I vote?

A form of proxy is enclosed for use at the meeting. If the proxy is executed and returned, it may nevertheless be revoked at any time insofar as it has not been exercised. Stockholders attending the meeting may, on request, vote their own shares even though they have previously sent in a proxy. Unless revoked or instructions to the contrary are contained in the proxies, the shares represented by validly executed proxies will be voted at the meeting and will be voted “for” the election of the nominees for director named in this proxy statement, “for” the approval of the new equity incentive plan and for the ratification of our independent registered public accounting firm.

What does it mean if I receive more than one proxy form?

It means that you have multiple holdings reflected in our stock transfer records and/or in accounts with stockbrokers. Please sign and return ALL proxy forms to ensure that all your shares are voted.

If I hold shares in the name of a broker, who votes my shares?

If you received this proxy statement from your broker, your broker should have given you instructions for directing how your broker should vote your shares. It will then be your broker’s responsibility to vote your shares for you in the manner you direct.

Under the rules of various national and regional securities exchanges, brokers generally may vote on routine matters, such as the election of directors and ratifying the appointment of an independent registered public accounting firm, but may not vote on non-routine matters, such as an amendment to the certificate of incorporation or the adoption or amendment of a stock incentive plan, unless they have received voting instructions from the person for whom they are holding shares. If there is a non-routine matter presented to stockholders at a meeting and your broker does not receive instructions from you on how to vote on that matter, your broker will return the proxy card to us, indicating that he or she does not have the authority to vote on that matter. This is generally referred to as a “broker non-vote” and may affect the outcome of the voting on those matters.

The election of directors and the ratification of the appointment of our independent registered public accounting firm should be within your broker’s discretion to vote in the absence of instructions from you. The approval of the new equity incentive plan, however, is a non-routine matter for which your broker will not have discretionary authority to cast a vote—whether “for,” “against,” or “abstain.”  Accordingly, we encourage you to provide directions to your broker as to how you want your shares voted on all matters to be brought before the 2008 annual meeting. You should do this by carefully following the instructions your broker gives you concerning its procedures. This ensures that your shares will be voted at the meeting.

How many votes do we need to hold the annual meeting?

A majority of the shares that were outstanding and entitled to vote as of the record date must be present in person or by proxy at the meeting in order to hold the meeting and conduct business. On March 3, 2008, the record date, there were 13,740,186 shares outstanding. A majority of these shares must be present in person or by proxy at the meeting.

Shares are counted as present at the meeting if the stockholder either:

•      is present in person at the meeting; or

•      has properly submitted a signed proxy form or other proxy.

What happens if any nominee is unable to stand for re-election?

The board may, by resolution, provide for a lesser number of directors or designate a substitute nominee. In the latter case, shares represented by proxies may be voted for a substitute nominee. Proxies cannot be voted for more than five nominees. The board has no reason to believe any nominee will be unable to stand for re-election.

What options do I have in voting on each of the proposals?

You may vote “for” or “withhold authority to vote for” each nominee for director. You may vote “for,” “against” or “abstain” on the approval of Old Second Bancorp, Inc. 2008 Equity Incentive Plan, and you may vote “for,” “against,” or “abstain,” on the ratification of our independent registered public accounting firm and on any other proposal that may properly be brought before the meeting.

How many votes are needed for each proposal?

The directors are elected by a plurality and the five individuals receiving the highest number of votes cast “for” their election will be elected as directors of Old Second. A “withhold authority” vote will have the same effect as a vote against the election of a particular director. A majority of votes cast at the meeting will approve the adoption of the equity incentive plan and ratify the appointment of our independent registered public accounting firm.

Abstentions and broker non-votes, if any, will not be counted as entitled to vote, but will count for purposes of determining whether or not a quorum is present on the matter. So long as a quorum is present, abstentions and broker non-votes will have no effect on the outcome of the election of directors, the approval of the equity incentive plan or the ratification of the appointment of our independent registered public accounting firm.

How are votes counted?

Voting results will be tabulated and certified by the election judges.

Where do I find the voting results of the meeting?

We will announce voting results at the meeting. The voting results will also be disclosed in our Form 10-Q for the quarter ending June 30, 2008.

PROPOSAL 1:

ELECTION OF DIRECTORS

Old Second’s board of directors is divided into three classes, approximately equal in number. At the annual meeting to be held on April 15, 2008, you will be entitled to elect five directors for terms expiring in three years, as described herein. We have no knowledge that any of the nominees will refuse or be unable to serve as directors, but if any of the nominees becomes unavailable for election, the holders of proxies reserve the right to substitute another person of their choice as a nominee when voting at the meeting.

The Nominating and Corporate Governance Committee of the board of directors of Old Second has nominated five persons for election at this annual meeting, ALL of whom are incumbent directors. Set forth below is information concerning the nominees for election and for the other directors whose term of office will continue after the meeting, including their age, year first elected or appointed as a director and business experience during the previous five years. The five nominees for director, if elected at the annual meeting, will serve for terms expiring in 2011.

Unless authority to vote for the nominees is withheld, the shares represented by the enclosed proxy card, if executed and returned, will be voted “for” the election of the nominees proposed by the board of directors.

The board of directors recommends you vote your shares “FOR” each of the nominees for director.

NOMINEES

Name	Served as Old Second Director Since	Principal Occupation
(Term expires 2011)

Marvin Fagel (Age 60)	1996	President, Aurora Packing Co., a meat packing company, Chairman of the Board and Chief Executive Officer, New City Packing Company, a meat packing company

Barry Finn (Age 48)	2004	President and Chief Executive Officer, Rush-Copley Medical Center (2002-present), Chief Operating Officer and Chief Financial Officer, Rush-Copley Medical Center (1996-2002)

William Kane (Age 56)	1999	Partner, Label Printers, Inc., a printing company

John Ladowicz (Age 55)	2008	Former Chairman and Chief Executive Officer of HeritageBanc, Inc. and Heritage Bank (1996-2008)

Kenneth Lindgren (Age 67)	1990	President, Daco Incorporated, a contract manufacturer of machine components

CONTINUING DIRECTORS

(Term Expires 2009)

J. Douglas Cheatham (Age 51)	2003

Executive Vice President and Chief Financial Officer, Old Second Bancorp, Inc. (2007-present), Sr. Vice President, Chief Financial Officer, Chief Accounting Officer and Assistant Secretary of Old Second Bancorp, Inc. (2003-2007)

James Eccher (Age 42)	2006

Executive Vice President and Chief Operating Officer, Old Second Bancorp, Inc. (2007-present), President and Chief Executive Officer, Old Second National Bank (2003-present), Sr. Vice President and Branch Director, Old Second National Bank (1999-2003), President and Chief Executive Officer of Bank of Sugar Grove (1995-1999)

D. Chet McKee (Age 68)	1978	Retired Vice President—Special Projects, Rush-Copley Medical Center (2000-2006), President and Chief Executive Officer, Rush-Copley Medical Center (1990-2000)

Gerald Palmer (Age 62)	1998	Retired Vice President/General Manager, Caterpillar, Inc., a construction equipment manufacturer

James Carl Schmitz (Age 59)	1999	Tax Consultant (1999-present), Director of Taxes with H. B. Fuller Company (1998), tax specialist with KPMG LLP (1999)

(Term Expires 2010)

Edward Bonifas (Age 48)	2000	Vice President, Alarm Detection Systems Inc., producer and installer of alarm systems, close-captioned video systems and car access systems

Mary Krasner (Age 55)	2006	General Partner and Owner, Wyndham Deerpoint Homes, a homebuilding and land development company

William Meyer (Age 60)	1995	President, William F. Meyer Co., a wholesale plumbing supply company

William B. Skoglund (Age 57)	1992	Chairman and Chief Executive Officer of Old Second Bancorp, Inc. and Chairman of Old Second National Bank

Upon attaining age 70, an elected director assumes the status of a senior director for a period of three years. Senior directors have the right to attend all board meetings and all meetings of the committees to which they are appointed and to participate in all discussions during such meetings. However, a senior director does not have the right to vote on any matter. Mr. Walter Alexander, who has served on the board since 1976, became a senior director in January, 2005. His three-year term as a senior director will expire at the 2008 annual meeting and thereafter will no longer serve on the board.

All directors will hold office for the terms indicated, or until their earlier death, resignation, removal or disqualification, and until their respective successors are duly elected and qualified. Pursuant to the Agreement and Plan of Merger, dated November 5, 2007, between Old Second, Old Second Acquisition, Inc. and HeritageBanc, Inc., which is discussed below under “Material Events of the Past Year,” Mr. John Ladowicz, the former Chairman and Chief Executive Officer of HeritageBanc and its banking subsidiary, Heritage Bank, was appointed to our board of directors. Mr. Ladowicz was appointed to the class of directors whose term expires at this year’s annual meeting. The Agreement and Plan of Merger provided that our board is obligated to re-nominate Mr. Ladowicz for a board position at this year’s annual meeting. Except for the arrangement with respect to Mr. Ladowicz, there are no arrangements or understandings between any of the nominees, directors or executive officers and any other person pursuant to which any of our nominees, directors or executive officers have been selected for their respective positions. No nominee, member of the board of directors or executive officer is related to any other nominee, member of the board of directors or executive officer.

MATERIAL EVENTS OF THE PAST YEAR

On November 5, 2007, Old Second, Old Second Acquisition, Inc. and HeritageBanc, Inc., entered into an Agreement and Plan of Merger pursuant to which we acquired all of the outstanding capital stock of HeritageBanc through the merger of Old Second Acquisition with and into HeritageBanc. In connection with our acquisition of HeritageBanc, Heritage Bank, HeritageBanc’s banking subsidiary, merged with and into Old Second National Bank. The merger was consummated on February 8, 2008.

Under the terms of the merger agreement, we paid an aggregate purchase price of approximately $86.0 million, comprised of two components: $43.0 million in cash and approximately 1,563,636 shares of our common stock. Our acquisition of Heritage Bank added a bank with a similar relationship-focused banking strategy and approximately $350 million in assets and five branches, creating an organization with 35 banking offices and more than $3 billion in assets. The transaction provides us with a platform to expand into the high-growth markets of the south Chicago suburbs and to fill in our footprint in Will and southern Cook counties in the Chicago metropolitan area. The transaction will afford Heritage Bank’s loyal customers the wealth management services and expanded mortgage, treasury and retail services that currently are offered by Old Second National Bank.

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

General

Currently, the board of directors is made up of fifteen directors, who are elected every three years to serve staggered terms. The board previously had consisted of fourteen directors, but, as discussed above, Mr. John Ladowicz was appointed to the board upon consummation of our acquisition of HeritageBanc on February 8, 2008. However, one of our current directors, Mr. Jesse Maberry, notified the board in October, 2007, that he intended to retire from the board at the end of his current term, which will expire at the 2008 annual meeting, and accordingly will not stand for re-election at this year’s annual meeting. As a result, if all of the nominees are elected at this year’s meeting, there will be fourteen directors immediately after the meeting.

Generally, the board oversees our business and monitors the performance of our management. In accordance with our corporate governance procedures, the board does not involve itself in the day-to-day operations of Old Second, which is monitored by our executive officers and management. Our directors fulfill their duties and responsibilities by attending regular meetings of the board and through committee membership, which is discussed below. The board has determined that all of the directors and nominees are “independent” as defined by the Nasdaq Stock Market, with the exception of Messrs. Skoglund, Cheatham and Eccher, each of whom are executive officers, and Mr. Ladowicz, who was an executive officer of HeritageBanc prior to the merger transaction and also served as an employee of Old Second for a time following the merger.

The board of directors held twelve regular meetings during 2007. All of the directors attended at least 75% of these meetings and of the meetings of the committees on which they served. We typically schedule a board meeting in conjunction with our annual meeting and expect that our directors will attend our annual meeting. Last year, all directors attended our annual meeting.

The board of directors believes that it is important to encourage the highest level of corporate ethics and responsibility. Among other things, the board has adopted a Code of Business Conduct and Ethics, which applies to all of our directors, officers and employees, as well as a procedure for allowing employees to anonymously report any problems they may detect with respect to our financial reporting. The Code of Conduct, as well as other information pertaining to our committees, corporate governance and reporting with the Securities and Exchange Commission, can be found on our website at www.oldsecond.com.

The board of directors has standing Audit, Nominating and Corporate Governance and Compensation Committees, each of which is made up solely of directors who are deemed to be “independent” under the rules of Nasdaq. Nasdaq’s independence rules include certain instances that will preclude a director from being deemed independent. These instances include the existence of any of the following relationships in the current fiscal year or at any time during the preceding three years:

•                  employment with the company or any of its subsidiaries;

•                  service by any family member of a director as an executive officer of the company or any of its subsidiaries;

•                  acceptance by a director or a family member of payments from the company or any of its subsidiaries in excess of $100,000 during a fiscal year, other than the following: (i) fees for board or board committee service, (ii) payments arising from investments in the company’s securities, (iii) compensation paid to a family member who is a non-executive employee of the company or a subsidiary, (iv) benefits under a tax-qualified retirement plan or other non-discretionary compensation, (v) loans made to the director or family member in compliance with Regulation O, (vi) loans from Old Second National Bank, provided that the loans were made in the ordinary course of business, were made on substantially the same terms including interest rates and collateral as comparable transactions with the general public, did not involve more than the normal degree of risk or other unfavorable factors and were not otherwise subject to the disclosure requirement of Item 404 of SEC Regulation S-K or (vii) payments from Old Second National Bank in connection with the deposit of funds or Old Second National Bank acting in any agency capacity, provided the payments were made in the ordinary course of business, made in substantially the same terms as comparable transactions with the general public, and not otherwise subject to the disclosure requirements of Item 404 of SEC Regulation S-K;

•                  involvement as a partner, executive officer or controlling stockholder of any entity or involvement by any family member in such entity, where the company made payments to, or received payments from, the entity in excess of the greater of (i) $200,000 or (ii) 5% of the recipient’s gross revenues for that year, other than payments arising solely from investments in the company’s securities or payments under non-discretionary charitable contribution programs;

•                  employment, or employment by any family member, as an executive of another entity where any of the company’s executives serve on the other entity’s compensation committee; or

•                  employment with, or employment or involvement by a family member, at the company’s outside audit firm.

In addition to the foregoing, directors serving on the Audit Committee must (i) be independent under the terms of the Securities Exchange Act and (ii) not have participated in the preparation of the company’s financial statements at any time in the preceding three years. The Securities Exchange Act further states that an independent director must not accept, either directly or indirectly, any consulting, advisory or other compensatory fee from the company, other than compensation for board or committee service or fixed amounts under a retirement plan for prior service that is not contingent on continued service; or be an affiliated person of the company or any subsidiary.

In the above regard, Mr. Barry Finn is the President and Chief Executive Officer of Rush-Copley Medical Center and Mr. William Skoglund, our Chairman and Chief Executive Officer, serves as the Vice Chairman of Rush-Copley’s board of directors. Our board has determined that this fact does not preclude a finding that Mr. Finn is independent under Nasdaq’s rules.

Actions taken by each committee of the board are reported to the full board, usually at its next meeting. The principal responsibilities of each of the committees are described below.

Audit Committee

The Audit Committee assists the board in carrying out its oversight responsibilities for our financial reporting process, audit process and internal controls. The Audit Committee is solely responsible for the pre-approval of all audit and non-audit services to be provided by our independent registered public accounting firm and exercises its authority to do so in accordance with a policy that it has adopted. Additionally, the Audit Committee reviews and approves all related party transactions between Old Second and related parties in accordance with Nasdaq’s rules and regulations. Copies of the Audit Committee’s charter and its pre-approval policy for audit and non-audit services were attached as exhibits to our 2004 proxy statement and also can be found on our website at www.oldsecond.com. Both documents were ratified by our full board in October 2007 for the 2008 calendar year.

The members of our Audit Committee during 2007 were Messrs. Finn, Maberry (who served as Chairman), McKee, Schmitz, each of whom is deemed to be an independent director under Nasdaq’s rules. Mr. Alexander, a senior director, also attended Audit Committee meetings in 2007. The Audit Committee met seven times in 2007. The board has designated Mr. Finn, who currently is President and Chief Executive Officer of Rush-Copley Medical Center and previously served as Chief Operating Officer and Chief Financial Officer of Rush-Copley, as the “audit committee financial expert,” as such term is defined by the regulations of the SEC. The board’s determination was based upon Mr. Finn’s level of knowledge and experience regarding financial matters and his experience overseeing and managing the audit of an organization, which he has gained both from his formal education and from his professional experience as the Chief Financial Officer of a regional hospital organization. The board believes that each of the other members of the Audit Committee possesses knowledge and experience sufficient to understand the complexities of the financial statements of Old Second. Mr. Maberry, or Mr. Finn, met individually on a quarterly basis during 2007 with our independent registered public accounting firm.

Due to the retirement of Mr. Maberry, which will be effective at this year’s annual meeting, it is anticipated that Mr. Finn will be appointed as chairman of the Audit Committee in 2008. In addition, due to the expiration of Mr. Alexander’s term as a senior director, he will no longer attend Audit Committee meetings. Accordingly, it is anticipated that the Audit Committee will consist of Messrs. Finn, McKee and Schmitz throughout 2008. It is also possible that another independent director will be appointed to serve on the committee in 2008.

The committee’s duties, responsibilities and functions are further described in its charter, which is available on our website at www.oldsecond.com. You can request an additional copy of the committee’s charter by sending a written request to the Corporate Secretary at 37 South River Street, Aurora, Illinois 60506, or by sending an e-mail requesting same to rhodgson@oldsecond.com.

Compensation Committee

The Compensation Committee reviews the performance of Old Second’s executive officers and sets their compensation levels. The committee’s duties, responsibilities and functions are further described in its charter, which is available on our website at www.oldsecond.com. You can request a copy of the committee’s charter by sending a written request to the Corporate Secretary at 37 South River Street, Aurora, Illinois 60506, or by sending an e-mail requesting same to rhodgson@oldsecond.com. The Compensation Committee met two times during 2007.

The members of the Compensation Committee in 2007 were Messrs. Alexander, Fagel, Kane, McKee, Meyer and Palmer (who served as Chairman), each of whom is an “independent” director as defined by Nasdaq, an “outside” director pursuant to Section 162(m) of the Internal Revenue Code and a “non-employee” director under Section 16 of the Securities Exchange Act of 1934. It is anticipated that the composition of the Compensation Committee will be the same throughout 2008 as it was in 2007.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee reviews the qualifications of, and recommends to the board for nomination, candidates to fill vacancies on the board as they may occur during the year. The committee also reviews on a periodic basis whether each director is “independent” under the rules of Nasdaq. Additionally, the Nominating and Corporate Governance Committee is responsible for reviewing our policies, procedures and structure as they relate to corporate governance. The committee’s duties, responsibilities and functions are further described in its charter, which is available on our website at www.oldsecond.com. You can request a copy of the committee’s charter by sending a written request to the Corporate Secretary at 37 South River Street, Aurora, Illinois 60506, or by sending an e-mail requesting same to rhodgson@oldsecond.com. The Nominating and Corporate Governance Committee met two times in 2007.

The members of the Nominating and Corporate Governance Committee in 2007 were Messrs. Lindgren, Maberry, McKee (who served as Chairman), Meyer and Palmer, each of whom is deemed to be an independent director under Nasdaq’s rules. As previously discussed, Mr. Maberry will be retiring from the board upon the expiration of his term at this year’s annual meeting. Accordingly, it is anticipated that the Nominating and Corporate Governance Committee will consist of Messrs. Lindgren, McKee, Meyer and Palmer throughout 2008. It is also possible that another independent director will be appointed to serve on the committee in 2008. Mr. McKee will continue to serve as Chairman of the committee.

Independent Director Sessions. Consistent with Nasdaq’s listing requirements, the independent directors regularly have the opportunity to meet in executive session without management or any non-independent directors in attendance. In 2004, the board of directors created the position of a “lead” independent director and Mr. McKee was appointed to serve in that position, and has been reappointed to that position each year since. The Nominating and Corporate Governance Committee reviews this appointment annually and the full board has the opportunity to ratify the committee’s selection. The lead independent director assists the board in assuring effective corporate governance and serves as chairman of the independent director sessions. In 2007, the independent directors met twice in executive session.

Director Nominations and Qualifications. In making its nominations for persons to be elected to the board of directors and included in our proxy statement, the Nominating and Corporate Governance Committee evaluates incumbent directors, board nominees and persons nominated by stockholders, if any. Generally, the committee believes that, at a minimum, directors should possess certain qualities, including the highest personal and professional ethics and integrity, a sufficient educational and professional background, demonstrated leadership skills, sound judgment, a strong sense of service to the communities which we serve and an ability to meet the standards and duties set forth in our Code of Business Conduct and Ethics. The committee also evaluates potential nominees to determine if they have any conflicts of interest that may interfere with their ability to serve as effective board members and to ensure the nominees’ “independence” so that at least a majority of the directors on the board will be deemed “independent” in accordance with Nasdaq requirements. Furthermore, all nominees must be under the age of 70, which is the mandatory retirement age for directors, although they may continue to serve as senior directors for a period of three years. Generally, each incumbent director standing for re-election should have, at a minimum, attended at least 75% of board meetings during the past year and attended a majority of committee meetings of which he or she is a member. The committee retains the ability to make exceptions to this attendance requirement as individual circumstances warrant. Currently, there are no fees paid to any third party to identify or assist in identifying or evaluating nominees.

All of the nominees for election as directors for the 2008 annual meeting were nominated by the committee. The committee did not receive any stockholder nominations for directors.

Stockholder Communications with the Board; Nomination and Proposal Procedures

Stockholder Communications with Directors. Stockholders of Old Second may contact any member of the board of directors, or the board as a whole, through the Corporate Secretary either in person, in writing, via phone at 630-906-5480, or by e-mail at rhodgson@oldsecond.com. Any communication will be forwarded promptly to the board as a group or to the attention of a specified director  per your request. Your letter should indicate that you are an Old Second stockholder. The address for submitting communications to the board by mail is 37 South River Street, Aurora, Illinois 60506.

Nominations of Directors. In order for a stockholder nominee to be considered by the Nominating and Corporate Governance Committee to be its nominee and included in our proxy statement, the nominating stockholder must file a written notice of the proposed director nomination with our Corporate Secretary, at the above address, at least 120 days prior to the date on which the previous year’s proxy statement was mailed to stockholders. Nominations must include the full name and address of the proposed nominee and a brief description of the proposed nominee’s business experience for at least the previous five years and, as to the stockholder giving the notice, his or her name and address, and the class and number of shares of our capital stock owned by that stockholder. All submissions must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. The committee may request additional information in order to make a determination as to whether to nominate the person for director.

In accordance with our bylaws, a stockholder may otherwise nominate a director for election to the board at an annual meeting of stockholders by giving timely notice in writing to our Corporate Secretary, at the address provided above. To be timely, stockholder nominations must be made in writing, delivered or mailed by first class United States mail, postage prepaid, to our Corporate Secretary not fewer than 14 days nor more than 60 days prior to any meeting of stockholders called for the election of directors. However, if notice of the meeting is given to stockholders less than 21 days prior to the date of the meeting, written nominations must be delivered or mailed to our Corporate Secretary not later than the close of business on the seventh day following the day on which notice of the meeting was mailed to stockholders. Each written nomination must set forth the name, age, business address and, if known, residence address of each nominee; the principal occupation or employment of each such nominee for the past five years; and the number of shares of stock of Old Second beneficially owned by each such nominee and by the nominating stockholder.

Other Stockholder Proposals. To be considered for inclusion in our proxy statement and form of proxy relating to our 2009 annual meeting of stockholders, the proposing stockholder must file a written notice of the proposal with our Corporate Secretary, at the above address, by November 1, 2008, and must otherwise comply with the rules and regulations set forth by the Securities and Exchange Commission.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock at December 31, 2007, by each person known by us to be the beneficial owner of more than five percent of the outstanding common stock, by each director or nominee, by each executive officer named in the Summary Compensation Table (which can be found later in this proxy statement), and by all directors and executive officers of Old Second as a group. Beneficial ownership has been determined for this purpose in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), under which a person is deemed to be the beneficial owner of securities if he or she has or shares voting power or investment power with respect to such securities or has the right to acquire beneficial ownership of securities within 60 days of December 31, 2007. Unless otherwise noted, the address of each five percent stockholder is 37 South River Street, Aurora, Illinois 60506.

Name of Individual and Number of Persons in Group	Amount and Nature of Beneficial Ownership(1)	Percent of Class

5% Stockholders:

Old Second Bancorp, Inc.(2) Profit Sharing Plan & Trust	643,615	5.3%

The Banc Funds Company, L.L.C. 208 South LaSalle Street Chicago, Illinois 60604	656,500	5.4%

Directors:
Walter Alexander, Senior Director	109,872	*
Edward Bonifas	14,530	*
J. Douglas Cheatham(3)	92,455	*
James Eccher(4)	68,084	*
Marvin Fagel	58,904	*
Barry Finn	8,500	*

Name of Individual and Number of Persons in Group	Amount and Nature of Beneficial Ownership(1)	Percent of Class

William Kane	15,000	*
Mary Krasner	663	*
John Ladowicz(5)	—	*
Kenneth Lindgren	67,070	*
Jesse Maberry	41,829	*
D. Chet McKee	7,320	*
William Meyer	77,518	*
Gerald Palmer	6,166	*
J. Carl Schmitz(6)	388,296	3.2%
William B. Skoglund(7)	264,896	2.1%
Current Other Named Executive Officer:
Rodney Sloan(8)	22,852	*

All directors and executive officers as a group (17 persons)(9)	1,243,955	9.9%

*                 Less than one percent

(1)          Includes ownership of shares of our common stock by spouse (even though any beneficial interest is disclaimed) and in our profit sharing plan and trust and our salary savings plan.

(2)          In addition, as of December 31, 2007, Old Second National Bank held in its trust department, in various fiduciary capacities (other than as trustee of our profit sharing plan and trust), 1,101,028 shares of our common stock. Old Second had full investment power with respect to 338,073 shares and shared investment power with respect to 153,715 shares.

(3)          Includes 81,332 shares issuable pursuant to options held by Mr. Cheatham. Also includes 2,773 shares held in our profit sharing plan and trust and 6,950 shares held in our 401(k) plan.

(4)          Includes 64,066 shares issuable pursuant to options held by Mr. Eccher. Also includes 518 shares held in our profit sharing plan and trust and 3,012 shares held in our 401(k) plan.

(5)          Mr. Ladowicz was not a director of Old Second on December 31, 2007, and was not the beneficial owner of shares of our common stock at such time. However, Mr. Ladowicz became a director of Old Second upon consummation of our acquisition of HeritageBanc and, on February 13, 2008, became entitled to receive shares of our common stock in exchange for his shares of HeritageBanc common stock in connection with our acquisition of HeritageBanc. On February 13, 2008, Mr. Ladowicz reported that he was the beneficial owner of 321,220 shares of our common stock. This number includes 260,870 shares held in our 401(k) plan.

(6)          Mr. Schmitz has voting control of 386,596 shares held in the J. C. Schmitz Revocable Trust.

(7)          Includes 207,200 shares issuable pursuant to options held by Mr. Skoglund. The total also includes 43,905 shares held in our profit sharing plan and trust and 13,259 shares held in our 401(k) plan.

(8)          Includes 2,100 shares held in direct ownership by Mr. Sloan , which comprises 707 shares held in Mr. Sloan’s name alone and 3,247 shares in restricted stock held in his name, and 4,898 shares held indirectly in our profit sharing plan. In addition, Mr. Sloan had options totaling 14,000 shares that are exercisable.

(9)   Each director, with the exception of Mr. Cheatham, Mr. Eccher, Mr. Skoglund and Ms. Krasner, holds a total of 6,000 shares of options from grants of 1,500 shares in 2004, 1,500 shares in 2005, 1,500 shares in 2006 and 1,500 shares in 2007. Ms. Krasner joined the board in 2006 and holds options to purchase 3,000 shares of our common stock. Mr. Ladowicz was appointed to the board on February 8, 2008 and currently has no options. All options issued prior to December 31, 2005 are currently exercisable and options granted since that time vest in three equal installments on the first three anniversaries of the grant date and the exercisable portion is included in these totals.

SECURITY 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires that our directors, executive officers and 10% stockholders file reports of ownership and changes in ownership with the Securities and Exchange Commission.  Such persons are also required to furnish us with copies of all Section 16(a) forms they file.  No person failed to comply with the filing requirements of Section 16(a) during 2007 and there are no late filings to report.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion and Analysis describes Old Second’s compensation philosophy and policies for 2007 as applicable to the executive officers named in the Summary Compensation Table on page 24.  This section explains the structure and rationale associated with each material element of each executive’s compensation, and it provides important context for the more detailed disclosure tables and specific compensation amounts provided following the section.  It is important to note that Old Second and Old Second National Bank share an executive management team, the members of which are compensated by the bank rather than the holding company.  The compensation packages of the named executive officers are determined and approved by our Compensation Committee based upon their performances and roles for both Old Second and Old Second National Bank.

The following discussion and analysis contains statements regarding future individual and company performance targets and goals.  These targets and goals are disclosed in the limited context of Old Second’s compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance.  Old Second specifically cautions investors not to apply these statements to other contexts.

The Compensation Committee has overall responsibility for evaluating the compensation plans, policies and programs relating to the executive officers of Old Second.  The Compensation Committee relies upon the input of management, particularly Mr. Skoglund, when carrying out its responsibilities in establishing executive compensation.  Management provides the committee with evaluations as to employee performance, guidance on establishing performance targets and objectives and recommends salary levels and option awards.  The committee also consults with management on matters that are relative to executive compensation and benefit plans where board or stockholder action is expected, including the adoption of new plans or the amendment of existing plans.  No executive officer participates in any recommendation or decision regarding his or her own compensation.

The committee’s charter gives it the authority to hire outside consultants to further its objectives and responsibilities.  For several years, the committee has utilized the services of Watson Wyatt for its expertise and resources regarding current market activities and to assist the committee in benchmarking and comparing Old Second’s compensation and benefit programs with an objective peer group.  The committee also receives a number of surveys from other independent sources regarding the compensation levels and programs at other financial institutions.

During the calendar year of 2007, the Compensation Committee convened in January and again in December. Mr. Palmer, Chairman of the committee, met as needed basis with internal staff members to assimilate proxy compensation information for this proxy statement.  The Compensation Committee also met in January 2008 to approve salaries for 2008 and final bonus awards for 2007.

Compensation Philosophy and Objectives

The overall objective of Old Second’s compensation programs is to align senior executive officer compensation with the success of meeting goals by creating strong incentives to manage the business successfully from financial and operating perspectives.  Our philosophy is intended to align the interests of management with those of our stockholders.  The executive compensation program is structured to accomplish the following objectives:

•                  encourage a consistent and competitive return to stockholders;

•                  maintain a corporate environment which encourages stability and a long-term focus for both Old Second and our management;

•                  clearly motivates personnel to perform and succeed according to our current goals;

•                  retains key personnel critical to our long-term success; and

•                  emphasizes formula-based components, such as incentive plans, in order to better focus management efforts in its execution of corporate goals; and

•                  ensure that management:

•                  fulfills its oversight responsibility to its constituents that includes stockholders, customers, employees, the community and government regulatory agencies;

•                  conforms its business conduct to the highest ethical standards;

•                  remains free from any influences that could impair or appear to impair the objectivity and impartiality of its judgments or treatment of our constituents; and

•                  continues to avoid any conflict between its responsibilities to Old Second and each individual’s personal interests.

Compensation Components

General.   There are four major components that make up our executive officer compensation program:  base salary, bonus, equity awards and additional benefits.  The committee’s decisions regarding each of these components for the named executive officers are based in part on the committee’s subjective judgment and take into account qualitative and quantitative factors, as are described in the discussion below.  In reviewing an executive officer’s compensation, the committee considers and evaluates all components of the officer’s total compensation package.  This involves reviewing base salary, bonus, incentive stock awards, perquisites, participation in our non-qualified executive plans, participation in our 401(k) plan, and any other payments, awards or benefits that an officer earns.  Additionally, the committee takes into consideration any amounts an executive officer is entitled to upon retirement, termination or a change-in-control event.  In this regard, in establishing compensation for 2007 and 2008, the committee utilized tally sheets summarizing these aggregated amounts.

Base Compensation-Salary.  The committee believes that base compensation should offer security to each executive to maintain a stable management team and environment.  Because of the need to provide stability, salaries make up the largest portion of the executives’ compensation.  In establishing a senior executive officer’s initial base salary the committee considers, among other things, the executive’s level of responsibility, prior experience, breadth of knowledge, the competitive salary practices at peer companies, internal performance objectives, education, internal pay equity, potential bonus and equity awards, level of benefits and perquisites and the tax deductibility of base salary.

When considering annual adjustments to the named executive officers’ base salaries, the committee concentrates primarily on corporate performance compared to our peer group, although individual performance is also taken into consideration.  When measuring individual performance, the committee receives an annual performance review for each executive officer as well as a recommendation from management as to what level of adjustment is appropriate for that officer.  This performance review takes into account the officer’s effort and success in achieving his or her individual goals, managing and developing other employees and how the officer has generally contributed to Old Second’s financial performance.  Mr. Skoglund presents the annual review for each officer except for his own, which is presented by Mr. Palmer, the committee’s chairman.

When evaluating corporate performance, the committee focuses on profitability growth, particularly return on average equity as well as return on average assets.  The committee will evaluate this in light of overall market conditions, and compares Old Second’s performance on those measures with those of its peer group (Midwestern banks with total assets between $1.0 and $5.0 billion).  Other factors of corporate performance that may affect an executive’s compensation include the change in value of Old Second’s common stock over the year, Old Second’s realization of economies of scale through cost-saving measures, the increase or decrease in Old Second’s market share in the communities in which it serves, as well as the turnover level of employees.

As with all of its decisions regarding compensation levels, when reviewing salaries the committee considers the levels of all aspects and components of the officer’s compensation, including the individual’s potential bonus and equity awards as well as the level of benefits and perquisites offered.  All of these factors are considered on a subjective basis in the aggregate, and none of the factors is accorded a specific weight.

Cash Incentive Awards-Bonus. The bonus plan is designed to provide incentive to attain corporate and individually delineated goals.  All vice presidents and above as well as assistant vice presidents in profit centers are generally eligible for a bonus.  Each officer is assigned thresholds by the committee for company performance, individual performance, earnings per share compared to peer institutions (Midwestern banks with total assets between $1.0 and $5.0 billion) and, depending upon the officer’s position and duties, performance goals of a subsidiary.  The committee establishes the target amount that each officer may earn upon meeting the separate target goals.  For instance, the committee may provide that an officer can earn 10% of his or her salary as a bonus if Old Second attains the corporate performance thresholds, 5% of the officer’s salary if the officer attains his or her individual goals and an additional 5% of the officer’s salary if the Old Second attains its earnings per share goals compared to its peer group.  In that case, if all performance targets were attained, the officer would earn a bonus equal to 20% of his or her base salary.  The bonuses are discretionary, and the potential payout amount can be increased or decreased by the committee if there are extraordinary circumstances that year.

Corporate Performance Component.  For 2007, in setting the thresholds for corporate performance, the committee focused upon the net income of either Old Second as a whole (for those officers at the holding company level) or of a particular subsidiary (for those officers whose responsibilities are primarily at a subsidiary level).  Generally, the corporate performance threshold is established so that an officer will realize a higher portion of his or her possible bonus as net income increases.  For 2007, the thresholds were as follows:

Percent increase in net income for Old Second	Percentage of eligible bonus received based on corporate performance
8%	50%
10%	75%

Percent increase in net income for Old Second	Percentage of eligible bonus received based on corporate performance
12%	100%
14%	112.5%
16%	125%

Therefore, if an officer is eligible to receive a bonus equal to 10% of his or her salary based upon corporate performance, and our net income increases 10% from the prior year, the officer would receive a bonus amount equal to 7.5% of salary (75% of 10%).

For 2008, the committee decided to use a comparison of return on equity to Old Second’s peer group, consisting of all publicly reporting bank holding companies in the Midwest with total assets between $1.0 and $5.0 billion.  This change was made primarily because of the difficult economic environment faced by financial institutions and the desire by the committee to focus the payment of a bonus on Old Second’s relative performance in such an environment.  The thresholds for 2008 are as follows:

Return on equity compared to peer group	Percentage of eligible bonus received for corporate performance
Below 40% of peer group	0%
At or above 40% of peer group	50%
At or above 62.5% of peer group	100%
At or above 75% of peer group	125%

Therefore, if an officer is eligible to receive a bonus equal to 5% of his or her salary based upon our return on equity compared to peers, and if our return on equity is equal to 40% of our peer group, the officer would receive a bonus amount equal to 2.5% of salary (50% of 5%).

Earnings Per Share Component.  Our earnings per share compared to a peer group also make up a portion of an officer’s eligible bonus under the plan.  Generally, the committee measures our diluted earnings per share growth for the year against the results of a peer group as set forth above.  For 2007 and 2008, the thresholds were as follows:

EPS growth compared to peer group growth	Percentage of eligible bonus received for EPS growth
Below 40% of peer group	0%
At or above 40% of peer group	50%
At or above 62.5% of peer group	100%
At or above 75% of peer group	125%

The total award is calculated consistent with the method described above.

Individual Goals Component.  Individual goals are assigned to each officer and generally reflect corporate measures that are affected by that officer’s performance.  The measures used by the committee include return on equity, our efficiency ratio, total net charge-offs, net interest margin and total loan growth and the goals vary from officer to officer.  The committee also establishes goals relating to strategic plans, leadership, etc. that are subjective in nature.  Generally, the thresholds are set so that improvement in the particular category is necessary in order to receive the full eligible bonus.

Long-Term Incentive Awards-Equity Awards.  The Board and the committee believe in management ownership of our common stock as an effective means to align the interests of management with those of the stockholders.  Our current long-term incentive plan (the “Incentive Plan”) is intended to promote equity ownership in Old Second by the directors and selected officers and employees, focus the management team on increasing value to stockholders, increase their proprietary interest in the success of Old Second and encourage them to remain in the employ of Old Second or its subsidiaries for a long period of time.

Generally, Old Second grants options to most of the named executive officers and to other senior management, while awarding restricted stock to other officers and employees.  All awards are at the discretion of the committee and are generally subjective in nature.  In determining the number of options to be granted to executive officers, the committee considers individual and corporate performance and whether respective goals were obtained, the person’s position and ability to affect profits and stockholder value, as well as the level of awards granted to individuals with similar positions at our peer organizations.  Because of the nature of equity awards, the committee also evaluates the prior awards of stock options and restricted stock and takes into account the overall wealth accumulation of a given executive officer through such awards.

The Incentive Plan authorizes the issuance of up to 1,333,332 shares of Old Second’s common stock, including the granting of qualified stock options (“Incentive Stock Options”), nonqualified stock options, restricted stock and stock appreciation rights.  As of January 1, 2007, 236,257 shares remained eligible for award or issuance under the Incentive Plan.  As of January 1, 2008, 116,531 shares remained eligible for award or issuance.  As described in this proxy statement, the committee has approved a new equity incentive plan, pending stockholder approval, in part because the shares available under the existing plan are being exhausted.  Options granted in 2007 vest in equal installments on the first three anniversaries of the grant date.

The committee typically grants equity awards in December of each year.  This is because all annual salary reviews are conducted in the month of December across the entire company and such awards are a part of the review process.  Options are issued at the closing market value of the common stock at the time of issuance, which has been the day of the board meeting held in December so that all directors are afforded the opportunity to vote upon the Compensation Committee’s recommendations.  Upon approval of the option grants, the actual administration of grants is coordinated through our Human Resources Department.  We do not have a formal written policy guiding the timing of equity grants and the grant date of stock option grants is not coordinated with the release of material non-public information and we do not plan to time, or will time, our release of material non-public information for the purpose of affecting the value of executive compensation.

In 2005, the committee began granting restricted stock instead of options to other officers.  Typically, all restricted stock is subject to a three-year cliff-vesting period and is subject to forfeiture until that time has passed.   The rationale behind the use of restricted stock as opposed to options is that a less complicated accounting treatment is needed and restricted stock is intended to be a retention tool for key employees so they can take ownership in Old Second.  The Compensation Committee generally determines each restricted stock award in December of each year and the shares are issued effective the first business day of January of the following year.  The number of shares awarded to different levels of officers are relatively uniform throughout each level of officer and the value awarded is generally based upon a percentage of that officer’s or employee’s base salary.  The restricted stock awards, like stock option awards, are intended to align the officer’s and certain other employee’s interests with those of the stockholders and to provide an incentive to remain at Old Second.

All Other Compensatio-Additional Benefits.  We provide general and customary benefit programs to executive officers and other employees.  Benefits offered to executives are intended to serve a different purpose than base salary, bonus and equity awards.  While the benefits offered are competitive with the market place and help attract and retain executives, the benefits also provide financial security for employees for retirement as well as in the event of illness, disability, or death.  Benefits offered to executive officers are generally those offered to other employees with some variation to promote tax efficiency and replacement of benefit opportunities lost to regulatory limits, although there are some additional perquisites that may only be offered to executive officers.  Because of the nature of the benefits offered, the committee normally does not adjust the level of benefits offered on a year to year basis.

The following table summarizes the benefits and perquisites we do and do not provide as well as identifies those employees that may be eligible to receive them:

	Executive Officers	Other Officers/Mgrs.	Full-Time Employees
Health Plans:
Life & Disability Insurance	X	X	X
Medical/Dental/Vision Plans	X	X	X
Retirement Plans:
401(k) Plan/Profit Sharing	X	X	X
Deferred Compensation Plan	X	X	Not Offered
Defined Benefit Pension Plan	No Longer Offered	No Longer Offered	No Longer Offered
Perquisites:
Automobile Allowance	X	Not Offered	Not Offered
Country Club Membership	X	X	Not Offered

Old Second Bancorp, Inc. Employees 401(k) Savings Plan and Trust.  Old Second sponsors a qualified, tax-exempt 401(k) savings plan and trust qualifying under Section 401(k) of the Internal Revenue Code.  Virtually all employees are eligible to participate after meeting certain age and service requirements.  Eligible employees are permitted to contribute up to a dollar limit set by law.  Pursuant to the plan, we match up to 100% of a participant’s deferral into the 401(k) plan limited to 6% of each participant’s salary.

There is also a profit sharing portion of the 401(k) plan which provides for an annual discretionary contribution to the retirement account of each employee based in part on our profitability in a given year and on each participant’s annual compensation. This discretionary contribution is generally between 3% and 7% of an employee’s salary.  The contribution amount granted each year is on a discretionary basis and there is no set formula used by the committee.  The percentage of salary contributed is equal for all eligible employees.

Old Second has generally increased the amount of the company match and the profit sharing contribution in the past few years because Old Second terminated its defined benefit plan as of the end of

2005 and the 401(k) plan is now the primary retirement vehicle provided by Old Second for the officers and employees.  Participants can choose between several different investment options under the 401(k) plan, including shares of Old Second’s common stock.

Old Second Bancorp, Inc. Amended and Restated Voluntary Deferred Compensation Plan for Executives.  Old Second sponsors an executive deferred compensation plan, which provides a means for certain executives to voluntarily defer all or a portion of their salary and/or bonus without regard to the statutory limitations applicable to tax-qualified plans.  The plan provides for participant deferrals, company matching contributions and discretionary employer profit sharing contributions.   A company matching contribution is credited to the plan on behalf of a participant when the participant elects to defer the maximum amount permitted under the tax-qualified 401(k) plan (including catch-up contributions, if applicable) and keeps that level of deferral for the entire plan year.  The company matching contribution will be an amount equal to 6% of the participant’s combined base salary and bonuses, less any matching contribution paid to the 401(k) plan on the participant’s behalf.  The determination of whether a profit sharing contribution will be made and in what amount is entirely at the committee’s discretion and there is no set formula.  Generally, this percentage of salary for the profit sharing component will equal the percentage for our 401(k) plan.  The amount for the profit sharing component paid pursuant to the 401(k) plan will be deducted from the amount to be paid pursuant to the deferred compensation plan.  Participants may invest the deferrals and company contributions credited to their accounts under the plan in a mutual fund-like investment pool managed by an independent third party.  Participants may elect to receive their plan balance in a lump sum or in up to 10 annual installments following retirement.  Participants are not permitted to make a withdrawal from the plan during their employment, except in the event of hardship as approved by the plan’s administrator.  The plan is administered through an independent service provider.

Before the end of 2008, the plan will be amended to bring it into full documentary compliance with the requirements of Section 409A of the Internal Revenue Code.

Other Perquisites.  It is our belief that perquisites for executive officers should be very limited in scope and value.  Due to this philosophy, Old Second has generally provided nominal benefits to executives that are not available to full-time employees and we plan to continue this approach in the future.  We do provide country club memberships to certain executives and managers in the ordinary course of business to give them the opportunity to bring in and recruit new business opportunities.  Those individuals are eligible to use the club membership for their own personal use.  Additionally, we provide each of Mr. Skoglund, Mr. Eccher, and Mr. Sloan with an automobile allowance to enable them to visit our banking locations on a regular basis as well as to call on our customers.  We have disclosed the value of all perquisites to named executive officers in the Summary Compensation Table even if they fall below the disclosure thresholds under the SEC rules.

Compensation Decisions

This section describes the decisions made by the committee with respect to the compensation for the named executive officers for 2007 and 2008.

Executive Summary.    We have continued to apply the compensation principles described above in determining the compensation of the executive officers named in the Summary Compensation Table on page 24.  Our compensation decisions for 2007 compensation factored in Old Second’s growth during 2006 and the increases in earnings, return on assets and to overall assets.  Additionally, the committee’s decisions made in 2007 and the first quarter of 2008 were made in the context of slow earnings growth in 2007, reduced return on assets in 2007, a general slowdown in our asset growth as well as the negotiation, announcement and consummation of the merger transaction with Heritage in 2007.  Despite the growth slowdown in our performance in 2007, the committee determined that Old Second showed solid performance in 2007 when compared to our peers.

The following is a brief summary of the compensation decisions the committee effected for 2007 and 2008:

•                  we increased base salaries for the named executive officers on average by approximately 3% for 2007 and 7% for 2008;

•                  bonus payments to named executive officers for 2007 increased from 2006;

•                  equity awards to named executive officers in 2007 remained consistent with awards granted in past years and increased slightly for 2008; and

•      benefits and perquisites remained substantially similar in 2007 compared to prior years and we expect that will continue through 2008.

Base Salary.   We annually review the base salaries of the named executive officers to determine whether or not they will be adjusted, as described above.  The salaries for 2007, determined by the committee at the end of 2006, are set forth in the Summary Compensation Table on page 24.  In determining these salary levels, we considered the following:

•                  the compensation philosophy and guiding principles described above;

•                  the general growth in 2006 and slowdown of our earnings, return on average assets, and overall assets from our historically high levels over the previous several years;

•                  the general economic factors in the financial industry beyond our control and the favorable financial performance of Old Second compared to our peers;

•                  the base salary paid to the officers in comparable positions at companies in the peer groups, using the 50th-75th percentile as our point of reference;

•                  the experience and industry knowledge of the named executive officers and the quality and effectiveness of their leadership at Old Second;

•                  all of the components of executive compensation, including base salary, bonus, stock options, retirement and death benefits, as well as benefits and perquisites; and

•                  internal pay equity among Old Second executives.

No specific weighting was applied to these factors, although our performance in 2006 was a key factor in setting salaries, as personal performance is rewarded more heavily in cash incentives and long-term incentive awards.  The total increase in base salaries for the named executive officers for 2007 represented an overall increase of approximately 3% over 2006.

At the end of 2007 and in early 2008, the committee determined the base salaries for the executive officers for 2008.  The base salaries for 2006, 2007, and 2008 are as follows:

Name	Position	2006 Base Salary	2007 Base Salary	2008 Base Salary
William B. Skoglund	Chairman, Chief Executive Officer Old Second	$450,000	$450,000	$495,000
J. Douglas Cheatham	Chief Financial Officer of Old Second	$228,000	$235,000	$247,000
James Eccher	Chief Executive Officer of Old Second National Bank	$210,000	$230,000	$290,000
Rodney Sloan	Chief Risk Officer of Old Second and Senior Vice President/Commercial Lending of Old Second National Bank	$170,000	$180,000	$200,000

In determining these base salaries for 2008, we considered the same general factors discussed above including the continuing general slowdown in the growth of our earnings, return on average assets and overall assets from our historically high levels over the past several years.  As in the past, the committee took into account the general economic factors in the financial industry that are beyond the executive officers’ control and the committee believed that Old Second’s performance in 2007 compared favorably with other financial institutions, including those of its peer group.  Additionally, the committee considered the recent reorganization of all of Old Second’s bank charters under Old Second National Bank as well as the recently completed merger transaction with Heritage Bank and concluded that salaries should be increased as a result.  As a result of these factors, the total increase in base salaries for 2008 represents an approximate increase of 7% over 2007 salaries.

Bonus.  As described above, there were different components that made up the non-discretionary portion of the executive officer’s bonus.  Those components, and the percentage of salary that the named executive officer could have earned for 2007 performance, were as follows:

Name	Old Second Performance	Subsidiary Performance		EPS vs. Peer Group	Individual Goals	2007 Total Bonus (as % of Base Salary)
William B. Skoglund	25%	—		17%	3%	45%
J. Douglas Cheatham	17%	—		10%	3%	30%
James Eccher	10%	15	%(1)	7%	3%	35%
Rodney Sloan	15%	—		5%	10%	30%

(1)                                  Mr. Eccher is the President of Old Second National Bank and this component is based off of that subsidiary bank’s performance.

Total bonuses earned in 2007 were higher than bonuses earned in 2006 and earlier years.  The amounts paid in 2008 based upon 2007 performance are reported in the Summary Compensation Table under the “Bonus” and the “Non-equity incentive compensation” columns on page 24.

For the formula-based bonus amounts earned through the performance thresholds discussed above, we did not meet the Old Second performance threshold and no bonus was paid for that component.  The earnings per share threshold was obtained and each executive was paid 125% of their eligible amount as a result.  Additionally, the executives met most of their individual goals.  Therefore, the formula-based bonuses paid for 2007 reflected the amounts attributable to the earnings per share and individual goals.  These formula-based bonus payments are listed under the “Non-equity incentive plan compensation” column in the Summary Compensation Table on page 24.

For 2007, Mr. Skoglund’s individual goals related to our return on equity, our efficiency ratio and our net-charge offs.  We achieved our net charge-off and return on equity thresholds, but did not meet our efficiency ratio threshold for 2007 and, therefore, he received only a portion of his bonus based upon the individual component.  Mr. Cheatham’s individual goals related to our net interest margin, our efficiency ratio as well as the implementation of an asset/liability strategy for the ALCO Committee of the board.  We did not meet the net interest margin or efficiency ratio thresholds, but Mr. Cheatham did successful implement the asset/liability strategy, so he earned a portion of the bonus attributable to the individual component.  Mr. Eccher’s individual goals included low net charge-offs on loans for the Old Second National Bank as well as the implementation of several strategic plans.  We achieved the goal for net charge-offs and Mr. Eccher completed the strategies and received the full bonus attributable to his individual component.  Finally, Mr. Sloan’s individual goals consisted of low net-charge offs for the holding company, low non-performing assets, growth in loans and deposits, as well as implementing various functions in credit department.  We were successful in meeting all of the thresholds for Mr. Sloan, with the exception of growth in loans and deposits, so Mr. Sloan did not receive the full bonus attributable to his individual component.

Pursuant to the bonus plan, the committee is authorized to grant discretionary bonuses to executive officers if there are extraordinary circumstances that the committee believes warrant a bonus payment.  For 2007, the committee decided to award an additional bonus amount to the executive officers to reward them for our performance in 2007 compared to our peers, particularly our growth in earnings per share and our return on equity.  Additionally, the committee also decided to reward the officers’ individual efforts in the merger transaction with Heritage, the successful completion of the transaction and their work toward consolidating the two companies.  Because of the time and effort that was expended in 2007, the successful completion of the merger transaction and the fact that the transaction was not built into the bonus plan already (because the committee set the thresholds in 2007 prior to us being aware of a possible transaction with Heritage) the committee determined to award each of the named executive officers an award equal to 20% of the total amount available to the officer under the bonus plan.  Therefore, since Mr. Skoglund was eligible to receive a bonus equal to 45% of his salary under the bonus plan, the committee awarded an amount equal to 20% of that 45%, or 9% of his base salary.  These bonus payments are listed under the “Bonus” column in the Summary Compensation Table on page 24.  Because we did not achieve the corporate level goal that would warrant a formula payout pursuant to the thresholds discussed above, even with this discretionary bonus payment, no executive officer achieved his total eligible bonus payment for 2007.

In early 2008, the committee established the company performance, individual goals and earnings per share goals for 2008 bonuses and the company performance and earnings per share are set forth above.  For individual goals, Mr. Skoglund’s relate to maintaining an efficiency ratio at 62% or lower, successfully integrating Heritage into Old Second, implementing a high level succession plan and maintaining low levels of net charge-off to total loans.  Mr. Cheatham’s individual goals relate to maintaining an efficiency ratio at 62% or lower and successfully integrating Heritage into Old Second.  Mr. Eccher’s individual goals relate to maintaining an efficiency ratio at 62% or lower, successfully integrating Heritage into Old Second and maintaining low levels of net charge-off to total loans.  Mr. Sloan’s individual goals relate to maintaining low levels of net charge-off to total loans and non-performing assets, review and implement revised policies relating to loan policies and business continuity plans, overseeing loan growth of at least 6% to 12% and the continued successful integration of the requirements of Sarbanes-Oxley, the audit processes and risk management.

The percentage of salary that the named executive officers are eligible to earn for 2008 for each component are as follows:

Name	Corporate Performance (return on equity)	EPS vs. Peer Group	Individual Goals	2008 Total Bonus (as % of Base Salary)
William B. Skoglund	21%	20%	4%	45%
J. Douglas Cheatham	16%	16%	3%	35%
James Eccher	18.5%	18.5%	3%	40%
Rodney Sloan	12.5%	12.5%	10%	35%

Equity Awards.  In December 2007 we granted stock options to purchase 40,000 shares of common stock to Mr. Skoglund, 15,000 shares to Mr. Cheatham and 20,000 shares to Mr. Eccher.  In approving these option grants, we considered our compensation philosophy, the position and level of responsibility of each officer, our belief that equity awards should be a significant part of the total mix of executive compensation, the number of options currently held by each officer and the level of options granted to them in prior years.

Additionally, the committee granted Mr. Sloan 1,747 shares of restricted stock on December 19, 2006 for the ensuing year of 2007 and 1,946 shares of restricted stock on January 2, 2008 for the year of 2008. In the foregoing instances, the level of restricted stock granted was approximately 30% of Mr. Sloan’s base salary, which is a comparable amount to those of other officers.  Each of the awards will vest on the third anniversary from the date of the respective grant.  The committee granted Mr. Sloan shares of restricted stock instead of options because Old Second is limiting the number of option grants on a year over year basis due to accounting reasons.

All Other Compensation.  While the committee reviews and monitors the level of other compensation offered to the named executive officers, the committee typically does not adjust the level of benefits offered on an annual basis.  The committee does consider the benefits and perquisites offered to the named executive officers in its evaluation of the total compensation received by each.  The committee did provide a profit sharing contribution equal to 4% of salary to each employee, including the named executive officers.  The committee contributed an amount on the low end of its goal of 3% to 7% because of the overall performance in 2006 and 2007.  As with the 401(k) plan, the amount of profit sharing under the deferred compensation plan equaled 4% of the participant’s total salary.  The benefits offered in 2007 to the named executive officers are expected to continue for 2008 and the perquisites received by the named executive officers in 2007 are reported in the Summary Compensation Table on page 24.

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management.  Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in Old Second’s Annual Report on Form 10-K for the year ended December 31, 2007.

Submitted by:

Mr. Gerald Palmer, Chairman

Mr. Marvin Fagel

Mr. William Kane

Mr. D. Chet McKee

Mr. William Meyer

Members of the Compensation Committee

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing Compensation Committee Report shall not be incorporated by reference into any such filings.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning the compensation of our Chief Executive Officer, Chief Financial Officer and our other most highly compensated officers who are considered executive officers and who served in such capacities during 2007:

Name and principal position	Year	Salary	Bonus(1)	Stock awards(2)	Option awards(3)	Non-equity incentive plan compensation	All other compensation(4)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(i)	(j)

William B. Skoglund	2007	$450,000	$40,500	—	$81,172	$105,750	$58,123	$735,545
Chairman and Chief Executive Officer - Old Second; Chairman of Old Second National Bank	2006	450,000	—	—	2,574	20,438	57,447	530,459

J. Douglas Cheatham	2007	$235,000	$14,100	—	$30,439	$36,425	$23,060	$339,024
Chief Financial Officer	2006	228,000	—	—	965	2,280	16,789	248,034

James Eccher	2007	$230,000	$16,100	—	$30,800	$42,550	$44,869	$364,319
President – Old Second National Bank	2006	210,000	—	—	965	6,825	27,193	244,983

Rodney Sloan	2007	$180,000	$10,800	$31,040	—	$28,800	$36,356	$286,996
Chief Risk Officer of Old Second and Senior Vice	2006	170,000	—	15,335	—	17,000	37,158	239,493
President / Commercial Lending of Old Second National Bank

(1)           The amounts represent the discretionary bonus payment made to the named executive officers as described on page 21.  Additional amounts were paid for 2007 pursuant to the formulas established under the bonus plan and those amounts are set forth as “non-equity incentive plan compensation” in this table.  No such discretionary bonus payment was made for 2006, and the total bonus amount paid in 2006 is set forth as “non-equity incentive plan compensation”.

(2)           The amounts represent Old Second’s expense in 2007 for restricted stock awarded.  A discussion of the assumptions used in calculating these values may be found in Note N to our 2007 audited financial statements included in our annual report to stockholders.

(3)           The amounts for 2007 represent Old Second’s expense in 2007 for options awarded in 2007 and 2006.  The amounts for 2006 represent Old Second’s expense in 2006 for options awarded in 2006.  All other options were expensed prior to 2006.  The 2006 options were granted on December 19, 2006, and, therefore, only a small amount was required to be expensed in 2006 for such options.  A discussion of the assumptions used in calculating the values for 2007 may be found in Note N to our 2007 audited financial statements included in our annual report to stockholders.

(3)           The amounts set forth in column (i) include the following:

	Mr. Skoglund	Mr. Cheatham	Mr. Eccher	Mr. Sloan
401(k) match	$13,500	$13,500	$13,500	$12,566
Qualified Profit Sharing Plan contribution(a)	6,600	6,600	6,600	6,582
Contribution to Deferred Compensation Plan(a)	26,623	2,413	7,477	—
Subsidiary director fees(b)	—	—	6,000	6,000
Life insurance	600	547	492	408
Automobile allowance	10,800	—	10,800	10,800

Total	$58,123	$23,060	$44,869	$36,356

(a)           Represents amounts paid in 2008 relating to service in 2007.

(b)                                 Mr. Skoglund no longer receives director fees for service on the subsidiary boards nor do Messrs. Sloan and Eccher as the subsidiary banks were merged into Old Second National Bank as of June 30, 2007.

Grants of Plan Based Awards

						All other	All other
						stock	option
						awards;	awards;		Grant date
						Number	Number of	Exercise or	fair value of
			Estimated future payouts under non-			of shares	securities	base price of	stock and
	Grant		equity incentive plan awards			of stock or	underlying	option awards	option
Name	date		Threshold	Target	Maximum	units (2)	options (3)	($/Sh)	awards(4)
(a)	(b)		(c)	(d)	(e)	(i)	(j)	(k)	(l)
William B. Skoglund	—	(1)	—	$222,750	—	—	—	—	—
	12/18/07		—	—	—	—	40,000	$27.75	$243,976

J. Douglas Cheatham	—	(1)	—	$86,450	—	—	—	—	—
	12/18/07		—	—	—	—	15,000	$27.75	$91,491

James Eccher	—	(1)	—	$116,000	—	—	—	—	—
	12/18/07		—	—	—	—	20,000	$27.75	$121,988

Rodney Sloan	—	(1)	—	$70,000	—	—	—	—	—

(1)   Represents possible payments pursuant to our bonus plan for 2008 performance.  The plan is described in the section entitled —“Bonus” in the Compensation Discussion and Analysis section.  Amounts paid pursuant to the bonus plan for 2007 performance are shown on the Summary Compensation Table.

(2)   Mr. Sloan was awarded 1,946 shares of restricted stock on January 2, 2008 with a fair market value of $54,001, which shares are not reflected in this table.

(3)   Represents options to purchase shares of our common stock that were granted on December 18, 2007.  The options will vest in three equal installments on the first three anniversaries of the grant date.

(4)   A discussion of the assumptions used in calculating these values may be found in Note N to our 2007 audited financial statements included in our annual report to stockholders.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning the exercisable and unexercisable stock options at December 31, 2007 held by the individuals named in the Summary Compensation Table:

	Option Awards				Stock Awards
Name	Number of securities underlying unexercised options (#) Exercisable(1)	Number of securities underlying unexercised options (#) Unexercisable(1)	Option exercise Price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)(2)	Market value of shares or units of stock that have not vested ($)(3)
(a)	(b)	(c)	(e)	(f)	(g)	(h)

William B. Skoglund	9,866	21,332	$10.46	12/14/2009
	26,666	40,000	8.91	12/19/2010
	32,000		14.74	12/18/2011
	32,000		18.81	12/17/2012
	32,000		25.08	12/16/2013
	32,000		32.59	12/21/2014
	32,000		31.34	12/20/2015
	10,668		29.20	12/19/2016
			27.75	12/18/2017

J. Douglas Cheatham	6,666	8,000	$10.46	12/14/2009
	12,000	15,000	8.91	12/19/2010
	10,666		14.74	12/18/2011
	12,000		18.81	12/17/2012
	12,000		25.08	12/16/2013
	12,000		32.59	12/21/2014
	12,000		31.34	12/20/2015
	4,000		29.20	12/19/2016
			27.75	12/18/2017

James Eccher	4,266	8,000	$9.75	12/08/2008
	4,800	20,000	10.46	12/14/2009
	5,334		8.91	12/19/2010
	6,666		14.74	12/18/2011
	7,000		18.81	12/17/2012
	8,000		25.08	12/16/2013
	12,000		32.59	12/21/2014
	12,000		31.34	12/20/2015
	4,000		29.20	12/19/2016
			27.75	12/18/2017

Rodney Sloan	7,000		$25.08	12/16/2013	1,500	$40,185
	7,000		32.59	12/21/2014	1,747	46,802

(1)           All options granted prior to December 31, 2005 vested on that date.  Options granted on December 19, 2006 and December 18, 2007 vest in three equal installments on the first three anniversaries of the grant date.

(2)           Restricted shares vest on the third anniversary of the date of grant.  Mr. Sloan was awarded 1,500 shares of restricted stock on December 20, 2005, which will vest on December 20, 2008, and 1,747 shares on January 2, 2007, which will vest on January 2, 2010.  In addition to the shares of restricted stock shown in the table, Mr. Sloan was awarded 1,946 shares of restricted stock on January 2, 2008, which will vest on January 2, 2011.

(3)           Based upon the closing price of the common stock as of December 31, 2007.

Option Exercises and Stock Vested in 2007

No shares of restricted stock vested in 2007.  The following table sets forth information concerning the exercise of options in 2007 by the individuals named in the Summary Compensation Table:

Option Awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise(1) ($)
(a)	(b)	(c)
William B. Skoglund	—	—
J. Douglas Cheatham	—	—
James Eccher	2,666	$47,055
Rodney Sloan	—	—

(1)           Amounts reflect the difference between the exercise price of the option and the market price at the time of exercise.

Nonqualified Deferred Compensation

Name	Executive contributions in last FY ($)	Registrant contributions in last FY ($)	Aggregate earnings in last FY ($)	Aggregate withdrawals/ distributions ($)	Aggregate balance at last FYE ($)
(a)	(b)	(c)	(d)	(e)	(f)
William B. Skoglund	$3,000	$26,623	$29,973	$—	$521,411
J. Douglas Cheatham	11,864	2,413	3,397	—	116,991
James Eccher	5,000	7,477	5,964	—	87,256
Rodney Sloan	—	—	1,354	—	17,702

As described in the Compensation and Discussion Analysis section, we sponsor an executive deferred compensation plan, which is a means by which certain executives may voluntarily defer all or a portion of their salary and/or bonus without regard to the statutory limitations under tax qualified plans.  The plan is funded by participant deferrals, company matching contributions and discretionary employer profit sharing contributions.  Participants may invest their deferrals and the company contributions made to the plan on their behalf in a mutual fund-like investment pool managed by an independent third party.  Participants may elect to receive their plan balance in a lump sum or in up to 20 annual installments following retirement.  Participants are not permitted to make a withdrawal from the plan during their employment, except in the event of hardship as approved by the plan’s administrator.

Potential Payments Upon Termination of Change in Control

The following table sets forth information concerning potential payments and benefits under our compensation programs and benefit plans to which the named executive officers would be entitled upon a termination of employment as of December 31, 2007.  As is more fully described below, each of Messrs. Skoglund, Cheatham, Eccher and Sloan entered into Compensation and Benefits Assurance Agreements with Old Second (each, an “Assurance Agreement”), which provide for payments and benefits to a terminating executive following a change in control of Old Second.  Except for the payments and benefits provided by the Assurance Agreements, all other payments and benefits provided to any named executive officer upon termination of his employment are the same as the payments and benefits provided to other eligible employees of Old Second.  For purposes of estimating the value of certain equity awards we have assumed a price per share of our common stock of $26.79, which was the closing price of our stock on December 28, 2007, the last trading day of the year.

	Cash Severance Payment	Cash Incentive Award(1)		Outplacement Services(2)	Continuation of Medical Benefits(3)	Acceleration of Equity Awards(4)	Excise Tax Gross-Up(5)	Total Termination Benefits
William B. Skoglund
Normal retirement	—	$146,250		—	—	—	—	$146,250
Termination – death/disability	—	$146,250		—	—	—	—	$146,250
Termination – without cause	—	$146,250		—	—	—	—	$146,250
Termination, without cause or for good reason, in connection with change in control	$1,706,337	$146,250	(6)	$20,000	$21,328	—	—	$1,893,915
J. Douglas Cheatham
Normal retirement	—	$50,250		—	—	—	—	$50,525
Termination – death/disability	—	$50,250		—	—	—	—	$50,525
Termination – without cause	—	$50,250		—	—	—	—	$50,525
Termination, without cause or for good reason, in connection with change in control	$530,110	$50,250	(6)	$20,000	$21,880	—	—	$622,515
James Eccher
Normal retirement	—	$58,650		—	—	—	—	$58,650
Termination – death/disability	—	$58,650		—	—	—	—	$58,650
Termination – without cause	—	$58,650		—	—	—	—	$58,650
Termination, without cause or for good reason, in connection with change in control	$520,847	$58,650	(6)	$20,000	$21,880	—	$246,863	$868,240

	Cash Severance Payment	Cash Incentive Award(1)		Outplacement Services(2)	Continuation of Medical Benefits(3)	Acceleration of Equity Awards(4)	Excise Tax Gross-Up(5)	Total Termination Benefits
Rodney Sloan
Normal retirement	—	$17,000		—	—	—	—	$17,000
Termination – death/disability	—	$17,000		—	—	$86,987	—	$103,987
Termination – without cause	—	$17,000		—	—	—	—	$17,000
Termination, without cause or for good reason, in connection with change in control	$416,495	$17,000	(6)	$20,000	$21,880	$86,987	—	$562,362

(1)           Under the terms of our cash incentive plan for executive officers, a pro rata cash incentive bonus will be paid to the executive if his employment terminates by reason of retirement, death, or disability, or is terminated without cause by Old Second.  The pro rata amount will be based on the number of full months the executive was employed during the calendar year.  The amounts set forth above reflect the bonus that was paid to each executive for calendar year 2007 (see Column (g) of the Summary Compensation Table).

(2)           Under the terms of the Assurance Agreement, each executive officer is entitled to receive, at Old Second’s expense, standard outplacement services from a nationally recognized outplacement firm of the executive’s selection, for a period of up to one year from the date of the executive’s termination.  The maximum amount Old Second is obligated to pay on behalf of each executive for such outplacement service is $20,000.

(3)           This amount represents Old Second’s premium contributions for continuation of medical coverage, based on the executive officer’s current election under our medical insurance program, for the period agreed with the executive officer.  In the case of Mr. Skoglund, the period of continuation coverage is three years and in the case of Messrs. Cheatham, Eccher and Sloan is two years.

(4)           With respect to Messrs. Skoglund, Cheatham and Eccher, this amount represents the intrinsic value (i.e., the difference between the exercise price and fair market value of our stock as of December 31, 2007) of the unvested stock options.  As of December 31, 2007, all unvested stock options were “underwater” (i.e., their exercise price was higher than the fair market value of our stock).With respect to Mr. Sloan, this amount represents the fair market value of our stock as of December 31, 2007.

(5)           While circumstances could exist under which excise tax gross-up payments would be due to Messrs. Skoglund, Cheatham and Sloan, we do not believe that any payments reflected in this table would result in the imposition of an excise tax under the Internal Revenue Code based upon a termination of employment in connection with a change in control occurring on December 31, 2007.  Had his employment terminated in connection with a change in control as of December 31, 2007, it is likely that Mr. Eccher would have been entitled to receive a “gross up payment” to reimburse him for the amount of any excise tax, and any resulting income or employment tax thereon, which would be due with respect to any “excess parachute payments,” however, it is possible that such amount would be reduced or eliminated because a portion of his severance benefits may be assigned to the “value” of his restricted covenants and, therefore, not deemed to be a parachute payment.

(6)           Under the terms of our cash incentive plan for executive officers, a pro rata bonus will be due if the executive is involuntarily terminated by us without cause.  However, no bonus amount will be due if the executive terminates his own employment, whether or not for “good reason.”

Accrued Pay and Regular Retirement Benefits.  The amounts shown in the table above do not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment.  These include:

•              Accrued salary and vacation pay.

•              Distributions of plan balances under our 401(k) plan and the executive deferred compensation plan.  See “Nonqualified Deferred Compensation” on page 27 for information on current account balances and an overview of the Deferred Compensation Plan.

Death, Disability and Retirement.  A termination of employment due to retirement, death or disability does not entitle the named executive officers to any payments or benefits that are not available to salaried employees generally.  Following a termination due to retirement, death or disability, an employee (or his or her estate) shall be entitled to the following:

•                  Upon a termination due to retirement, all unvested stock options shall become immediately 100% vested and an employee shall have a period of three years following such retirement during which to exercise his or her vested stock options.

•                  Upon a termination due to death or disability, all unvested stock options shall become immediately 100% vested and an employee shall have a period of 12 months following such termination during which to exercise his or her vested stock options.

•                  Any unvested restricted stock outstanding at the time of an employee’s termination due to retirement, death or disability shall become immediately 100% vested upon such termination.

Acceleration of Vesting Upon a Change in Control.  All employees, including the named executive officers, who receive stock options or restricted stock under our equity incentive plan will immediately vest in any unvested stock options and restricted stock held by such employee upon the occurrence of a change in control.

Assurance Agreements.  Other than as is provided in the Assurance Agreements, and except as is provided in accordance with the terms of our equity incentive plan and our cash incentive plan for executive officers, no named executive officer will be entitled to any payments or benefits as a result of the occurrence of a change in control or as a result of a termination of employment in connection with a change in control.  The Assurance Agreements have an initial term of one-year and, unless earlier terminated by either party, will automatically renew for successive one-year periods.  Upon the occurrence of a change in control, the terms of the Assurance Agreements shall automatically renew for a two-year period (three-year period, in the case of Mr. Skoglund) and terminate following such extended period.  The Assurance Agreements provide that, in the case of: (i) a termination of employment by the company without “cause” within six months prior to, or 24 months (36 months, in the case of Mr. Skoglund) immediately following, a change in control, (ii) a termination of employment by an executive for “good reason” within 24 months (36 months, in the case of Mr. Skoglund) following a change in control, or (iii) a material breach by Old Second (or any successor) of a provision of the Assurance Agreement, an executive officer will be entitled to:

•                  Payment, in a single lump sum, of accrued base salary, accrued vacation pay, unreimbursed business expenses, and all other items earned by or owed to the executive through and including the date of termination

•                  Payment, in a single lump sum, of a severance benefit equal to two times (three times, in the case of Mr. Skoglund) the sum of (i) the greater of the executive’s annual rate of base salary in effect upon the date of termination or the executive’s annual rate of base salary in effect immediately prior to the occurrence of the change in control, and (ii) the average of the annual cash bonus paid to the executive (including any portion of such bonus, payment of which the executive elected to defer) for the three calendar years immediately preceding the year in which the termination occurs.

•                  Immediate 100% vesting of all stock options and any other awards which have been provided to the executive by Old Second under any of its incentive compensation plans.

•                  At the exact same cost to the executive, and at the same coverage level as in effect as of the executive’s termination, a continuation of the executive’s (and the executive’s eligible dependents’) health insurance coverage for 24 months (36 months, in the case of Mr. Skoglund) from the date of termination.  In the event that the executive (and/or his dependents, if any) becomes covered under the terms of any other health insurance coverage of a subsequent employer which does not contain any exclusion or limitation with respect to any preexisting condition of the executive or the executive’s eligible dependents, coverage under our plans will cease for the executive (and/or his dependents, if any).

•                  At Old Second’s expense, standard outplacement services for a period of up to one year from the date of executive’s termination.  The maximum amount to be paid by Old Second for such outplacement services is limited to $20,000.

•                  Where, upon the occurrence of a change in control, an executive is subject to certain excise taxes under Section 280G of the Internal Revenue Code, Old Second will reimburse the executive for those excise taxes as well as any income and excise taxes payable by the executive as a result of any reimbursements for the 280G excise taxes.

In exchange for the payments and benefits provided under the Assurance Agreements, the executive officers agree to be bound by a 24 month (36 month, in the case of Mr. Skoglund) restrictive covenant.  The restrictive covenant will prohibit the executive officers from using, attempting to use, disclosing or otherwise making known to any person or entity (other than Old Second’s board of directors) confidential or proprietary knowledge or information which the executive officers may acquire in the course of their employment.

The Assurance Agreements define certain relevant terms, generally, as follows:

•                  “Cause” means the occurrence of any one or more of the following: (i) a demonstrably willful and deliberate act or failure to act by the executive (other than as a result of incapacity due to physical or mental illness) which is committed in bad faith, without reasonable belief that such action or inaction is in the best interests of Old Second, which causes actual material financial injury to Old Second, or any of its subsidiaries, and which action or inaction is not remedied within fifteen business days of written notice from Old Second or the subsidiary for which the executive works; or (ii) the executive’s conviction for committing an act of fraud, embezzlement, theft, or any other act constituting a felony involving moral turpitude which causes material harm, financial or otherwise, to Old Second or any of its subsidiaries.

•                  “Good reason” means the occurrence of any one or more of the following within the 24-month period (36-month period, in the case of Mr. Skoglund) following the change in control: (i) assigning the executive to duties inconsistent with his position, duties, responsibilities, and status as an officer, or a reducing or altering the nature or status of his authorities, duties, or responsibilities from those in effect as of 90 days prior to the change in control; (ii) moving the executive’s principal office more than 25 miles from its location immediately prior to the change in control; (iii) reducing the executive’s base salary; (iv) the failure of Old Second, or any of its subsidiaries, to keep in effect any of the compensation, health and welfare benefits, or perquisite programs under which the executive receives value, as such programs exist immediately prior to the change in control (except that a new program may replace an existing program if the change applies to all employees generally); and, (v) any breach by Old Second of its obligation to ensure assumption of the Assurance Agreement by a successor or any failure of a successor company to assume and agree to perform Old Second’s entire obligations under the Assurance Agreement.

•                  “Change in control” means (i) any person, company or other entity, other than an employee benefit plan or subsidiary company of Old Second, becoming the beneficial owner, either directly or indirectly, of 33% or more of Old Second’s stock; (ii) during any two consecutive years, a change in a majority of the members of Old Second’s board of directors; or (iii) consummation of a merger or consolidation where stockholders of Old Second before the merger or consolidation do not own more than 67% of the resulting entity, a complete liquidation or dissolution of Old Second, or a sale or other disposition of substantially all of Old Second’s assets.

During 2008, the Assurance Agreements will be amended to bring them into documentary compliance with, or ensure their exemption from, Section 409A of the Internal Revenue Code.

DIRECTOR COMPENSATION

Each director of Old Second also serves as a director of Old Second National Bank; due to the consolidation of our various subsidiary charters into Old Second National no director currently serves on boards of our other subsidiaries.  In 2007, non-employee directors received $1,000 for every board meeting and $500 for every committee meeting attended if there were no other bank-level meetings held that day.  Non-employee directors of Old Second National Bank received a $13,000 annual retainer. Due to increased responsibilities associated with mandates from Sarbanes-Oxley, the lead Director, Mr. McKee, the Audit Committee Chairman, Mr. Maberry, and the Compensation Committee Chairman, Mr. Palmer, each received an $18,000 annual retainer, an increase from the $15,000 annual retainer received in 2005.  Additionally, directors of Old Second Bank-Yorkville and Old Second Bank-Kane County received $500 per meeting until June 30, 2007 when the charters were consolidated and directors of Old Second Mortgage received $300 per meeting until June 30, 2007 when its charter was consolidated.  For the past three years, we also awarded each non-employee director of Old Second Bancorp options to purchase 1,500 shares of our common stock, which was also the case again in 2007, for a total of 6,000 shares in options.  Mr. Skoglund, the President and Chief Executive Officer of Old Second did not receive any board fees for his service on the holding company board, nor did he receive board fees for his service on the board of the Old Second National Bank.  Amounts received by Mr. Eccher for board fees on the Boards of Old Second-Yorkville and Old Second-Kane County are set forth above in the Summary Compensation Table.  The following table sets forth the fees earned by each non-employee director and senior director in 2007:

Name	Fees earned or paid in cash(1)	Option awards(2)	Total
(a)	(b)	(d)	(h)
Walter Alexander	$17,000	$3,778	$20,778
Edward Bonifas	40,000	$3,778	$43,778
Marvin Fagel	40,500	$3,778	$44,278
Barry Finn	34,500	$3,778	$38,278
William Kane	32,000	$3,778	$35,778
Mary Krasner	35,000	$3,778	$38,778
John Ladowicz(3)	—	—	—

Name	Fees earned or paid in cash(1)	Option awards(2)	Total
(a)	(b)	(d)	(h)
Kenneth Lindgren	34,000	$3,778	$37,778
Jesse Maberry	37,500	$3,778	$41,278
D. Chet McKee	41,500	$3,778	$45,278
William Meyer	39,500	$3,778	$43,278
Gerald Palmer	40,000	$3,778	$43,778
James C. Schmitz	31,000	$3,778	$34,778

(1)

We maintain the Old Second Bancorp Directors Fee Deferral Plan, under which directors are permitted to defer receipt of their directors’ fees and earn a rate of return based upon the performance of our stock. We may, but are not required to, fund the deferred fees into a trust, which may hold our stock. The plan is unqualified and the directors have no interest in the trust. The deferred fees and any earnings thereon are unsecured obligations of Old Second. Any shares held in the trust are treated as treasury shares and may not be voted on any matter presented to stockholders. We do not pay any above-market interest on the compensation or fees deferred by the directors. During 2008, the plan will be amended to bring it into full documentary compliance with the requirements of Section 409A of the Internal Revenue Code.

(2)

The amounts in this column reflect the expenses related to the 2007 option grants recognized in our 2007 financial statements. All options granted prior to 2006 were expensed by Old Second prior to 2006. In 2006, each non-employee director was awarded options to purchase 1,500 shares of our common stock on December 19, 2006, and on December 18, 2007 each non-employee director was awarded options to purchase 1,500 shares of our common stock and, therefore, only a small amount was required to be expensed in 2006 and 2007. All non-employee directors, with the exception of Ms. Krasner and Mr. Ladowicz, have options to purchase 6,000 shares of our common stock. Ms. Krasner, who joined our board in September of 2006, holds options to purchase 3,000 shares of our common stock. Mr. Ladowicz just joined our board in February 2008 in connection with our acquisition of Heritage Bank.

(3)	Mr. Ladowicz was appointed to the board of directors on February 8, 2008 and, accordingly, did not receive any compensation in 2007.

Compensation Committee Interlocks and Insider Participation

During 2007, the members of the Compensation Committee were Messrs. Alexander, Fagel, Kane, McKee, Meyer and Palmer.  None of these individuals was an officer or employee of Old Second or its subsidiaries in 2007, and none of these individuals is a former officer or employee of either organization.  In addition, during 2007, no executive officer served on the board of directors or compensation committee of any other corporation with respect to which any member of our Compensation Committee was engaged as an executive officer.

Transactions with Management

Our directors and executive officers and their associates were customers of, and had transactions with, Old Second and our subsidiaries in the ordinary course of business during 2007.  Additional transactions may be expected to take place in the future.  All outstanding loans, commitments to loan, transactions in repurchase agreements, certificates of deposit and depository relationships, in the opinion of management, were in the ordinary course of business and were made on substantially the same terms, including interest rates, collateral and repayment terms on extensions of credit, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present unfavorable features.  No directors currently have any Old Second Bancorp stock pledged to secure loans.  All such loans are approved by the subsidiary bank’s board of directors in accordance with the bank regulatory requirements.  Additionally, the Audit Committee considers other non-lending transactions between a director and Old Second, including its subsidiaries, to ensure that such transactions do not affect a director’s independence.

PROPOSAL 2:

ADOPTION OF THE OLD SECOND BANCORP, INC.

2008 EQUITY INCENTIVE PLAN

Introduction

A proposal will be presented at our annual meeting of stockholders to approve the Old Second Bancorp, Inc. 2008 Equity Incentive Plan.  Our board of directors approved the 2008 Equity Incentive Plan on January 15, 2008, subject to stockholder approval.  A summary of the material provisions of the 2008 Equity Incentive Plan is set forth below.  A copy of the 2008 Equity Incentive Plan is set forth as Appendix A.

Purpose

The 2008 Equity Incentive Plan was established by our board of directors to promote the long-term financial success of Old Second, to attract, retain and reward persons who can and do contribute to such success, and further align the participants’ interests with those of our stockholders.  The 2008 Equity Incentive Plan will be administered by the board of directors, or a committee thereof, which will select award recipients from the eligible participants, determine the types of awards to be granted, and determine the applicable terms, conditions, performance criteria, restrictions and other provisions of such awards, including any vesting or accelerated vesting requirements or conditions applicable to an award or awards.  If approved by stockholders, the 2008 Equity Incentive Plan will replace the existing equity plan, and no more awards will be granted from that plan, although existing awards will remain outstanding until they are exercised or otherwise expire.

General

The 2008 Equity Incentive Plan incorporates a broad variety of cash-based and equity-based incentive compensation elements to provide the board with significant flexibility to appropriately address the requirements and limitations of recently applicable legal, regulatory and financial accounting standards in a manner mutually consistent with the purposes of the 2008 Equity Incentive Plan and stockholder interests.

Subject to permitted adjustments for certain corporate transactions, the maximum number of shares that may be delivered to participants, or their beneficiaries, under the 2008 Equity Incentive Plan is 575,000 shares of Old Second’s common stock (all of which may be granted as incentive stock options). The maximum number of shares of stock that may be issued in conjunction with awards other than options and stock appreciation rights shall be 287,500. The number of shares reserved for issuance under the 2008 Equity Incentive Plan was established by the board of directors of Old Second taking into consideration the new level of total outstanding shares following the closing of the merger with Heritagebanc, Inc.  An overhang analysis was prepared for the board by an independent compensation consultant evaluating the overhang impact of the 2008 Equity Incentive Plan before and after the closing of the Heritage merger.  Taking into consideration the effects of the merger, it was determined that the level of shares approved provided an overhang which was reasonable based upon an analysis of similar financial institutions and also provided for a level of shares which would provide the board with the flexibility to use equity awards as a meaningful component of the overall compensation program of the company.

To the extent that any shares of stock covered by an award (including stock awards) under the 2008 Equity Incentive Plan are forfeited or are not delivered because the award is forfeited, canceled, or settled in cash, such shares will not be deemed to have been delivered for purposes of determining the maximum number of shares of stock available for delivery under the 2008 Equity Incentive Plan.  With respect to stock appreciation rights, or SARs, that are settled in stock, the gross number of shares covered by the award shall be counted for purposes of these limitations.

The 2008 Equity Incentive Plan’s effective date will be January 15, 2008, subject to approval by our stockholders.  If approved, the 2008 Equity Incentive Plan will continue in effect until terminated by the board; provided, however, that no awards may be granted under the 2008 Equity Incentive Plan after the ten-year anniversary of the effective date.  Any awards that are outstanding after the tenth anniversary of the effective date shall remain subject to the terms of the 2008 Equity Incentive Plan.

The following additional limits apply to awards under the 2008 Equity Incentive Plan:

•                  the maximum number of shares of stock that may be covered by options or SARs that are intended to be “performance-based compensation” which are granted to any one participant during any calendar year is one hundred thousand (100,000) shares;

•                  the maximum number of shares of stock that may be covered by stock awards that are intended to be “performance-based compensation” which are granted to any one participant during any calendar year is fifty thousand (50,000) shares; and

•                  the maximum amount of cash incentive awards or cash-settled awards of stock intended to be “performance-based compensation” payable to any one participant with respect to any calendar year shall equal one million dollars ($1,000,000).

The board may use shares of stock available under the 2008 Equity Incentive Plan as the form of payment for grants or rights earned or due under any compensation plans or arrangements of Old Second or a subsidiary, including the plans and arrangements of Old Second or a subsidiary assumed in business combinations or other equity incentive plan of Old Second or any subsidiary.

In the event of a corporate transaction involving the stock of Old Second (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the foregoing share limitations and all outstanding awards will automatically be adjusted proportionally and uniformly to reflect such event to the extent that the adjustment will not affect an award’s status as “performance-based compensation” under section 162(m) of the Internal Revenue Code; provided, however, that the board may adjust awards, or prevent the automatic adjustment of awards, to preserve the benefits or potential benefits of the awards.

Except as provided by the board, awards granted under the 2008 Equity Incentive Plan are not transferable except as designated by the participant by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order, as defined in the Internal Revenue Code and ERISA.  The board has the discretion to permit the transfer of awards under the 2008 Equity Incentive Plan;

provided that such transfers shall be limited to immediate family members of participants, trusts and partnerships established for the primary benefit of such family members or to charitable organizations, and provided that such transfers are not made for consideration to the participant.

Eligibility

Selected employees and directors of, and service providers to, Old Second or its subsidiaries are eligible to become participants in the 2008 Equity Incentive Plan, except that non-employees may not be granted incentive stock options.  As of December 31, 2007, Old Second had a workforce of 567 people.  The board will determine the specific individuals who will be granted awards under the 2008 Equity Incentive Plan and the type and amount of any such awards.

Options

The board may grant an incentive stock option or non-qualified stock option to purchase stock at a specified exercise price.  Each award must be pursuant to an award agreement setting forth the terms and conditions of the individual award.  Awards of stock options expire no later than ten (10) years from the date of grant (and no later than five (5) years from the date of grant in the case of a 10% stockholder with respect to an incentive stock option).

The exercise price for an option shall not be less than the fair market value of Old Second’s common stock on the date the option is granted or, if greater, the par value of a share of stock; provided however, that in the case of an award of an incentive stock option to a person that beneficially owns 10% or more of Old Second’s common stock at the time of grant, the exercise price of such incentive stock option shall not be less than 110% of the fair market value of the stock on the date the option is granted or, if greater, the par value of a share of stock.  The exercise price of an option may, however, be higher or lower than the fair market value for an option granted in replacement of an existing award held by an employee, director or service provider of a third party that is acquired by Old Second or one of its subsidiaries.  The exercise price of an option may not be decreased after the date of grant nor may an option be surrendered to Old Second as consideration for the grant of a replacement option with a lower exercise price, except as approved by Old Second’s stockholders, as adjusted for corporate transactions described above.

Options awarded under the 2008 Equity Incentive Plan shall be exercisable in accordance with the terms established by the board.  Any incentive stock option granted under the 2008 Equity Incentive Plan that fails to continue to qualify as an incentive stock option will be deemed to be a non-qualified stock option and the board may unilaterally modify any incentive stock option to disqualify it as an incentive stock option.  The full purchase price of each share of stock purchased upon the exercise of any option shall be paid at the time of exercise of an option.  Except as otherwise determined by the board, the purchase price of an option may be paid in cash, by personal, certified or cashiers’ check, in shares of Old Second’s common stock (valued at fair market value as of the day of exercise) either via attestation or actual delivery, or by other property deemed acceptable by the board or by irrevocably authorizing a third party to sell shares of Old Second’s common stock and remit a sufficient portion of the proceeds to Old Second to satisfy the exercise price, or in any combination of the foregoing methods deemed acceptable by the board.

Stock Appreciation Rights

SARs entitle the participant to receive cash or stock equal in value to, or based on the value of, the amount by which the fair market value of a specified number of shares on the exercise date exceeds an exercise price established by the board.  Except as described below, the exercise price for an SAR may not be less than the fair market value of the stock on the date the SAR is granted, provided, however, that the exercise price may be higher or lower than fair market value for a SAR granted in replacement of an existing award held by an employee, director or service provider of a third party that is acquired by Old Second or one of its subsidiaries.  SARs shall be exercisable in accordance with the terms established by the board.

Stock Awards

A stock award is a grant of shares of Old Second’s common stock or a right to receive shares of Old Second’s common stock, an equivalent amount of cash or a combination thereof in the future.  Such awards may include, but are not be limited to, bonus shares, stock units, performance shares, performance units, restricted stock or restricted stock units or any other equity-based award as determined by the board.  The specific performance measures, performance objectives or period of service requirements are set by the board in its discretion.  All such awards may be subject to acceleration of vesting, to the extent permitted by the board, including, but not limited to, in the event of the participant’s death, disability, retirement, or involuntary termination or due to a change in control.

Cash Incentive Awards

A cash incentive award is the grant of a right to receive a payment of cash, determined on an individual basis or as an allocation of an incentive pool (or Old Second’s common stock having a value equivalent to the cash otherwise payable) that is contingent on the achievement of performance objectives established by the board.  The board may grant cash incentive awards (including the right to receive payment of cash or Old Second’s common stock having the value equivalent to the cash otherwise payable) that may be contingent on achievement of a participant’s performance objectives over a specified period established by the board.  The grant of cash incentive awards may also be subject to such other conditions, restrictions and contingencies, as determined by the board.

Forfeiture

Unless specifically provided to the contrary in the applicable award agreement, if a participant’s service is terminated for cause, any outstanding award held by such participant will be forfeited immediately and such participant will have no further rights under the award.

$1 Million Limit

Section 162(m) of the Internal Revenue Code.  A U.S. income tax deduction for Old Second will generally be unavailable for annual compensation in excess of $1 million paid to any of its five most highly compensated officers.  However, amounts that constitute “performance-based compensation” are not counted toward the $1 million limit.  It is expected that, generally, options and SARs granted under the 2008 Equity Incentive Plan will satisfy the requirements for “performance-based compensation.”  The board may designate whether any stock awards or cash incentive awards being granted to any participant are intended to be “performance-based compensation” as that term is used in section 162(m) of the Internal Revenue Code.  Any such awards designated as intended to be “performance-based compensation” shall be conditioned on the achievement of one or more performance measures, to the extent required by section 162(m) of the Internal Revenue Code.

Performance Measures.  The performance measures that may be used for such awards shall be based on any one or more of the following combined company, subsidiary, operating unit or division performance measures as selected by the board:  earnings (e.g., earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; or earnings per share); financial return ratios (e.g., return on investment, return on invested capital, return on equity or return on assets); increase in revenue, operating or net cash flows; cash flow return on investment; total stockholder return; market share; net operating income, operating income or net income; debt load reduction; expense management; economic value added; stock price; assets; achievement of balance sheet or income statement objectives; and strategic business objectives, consisting of one or more objectives based on meeting specific cost targets, business expansion goals and goals relating to acquisitions or divestitures.  The terms of any award may provide that partial achievement of performance criteria may result in partial payment or vesting of the award.  Additionally, in establishing the performance measures, the board may provide for the inclusion or exclusion of certain items.

Change In Control

Unless otherwise provided in an award agreement, upon the occurrence of a change in control, all outstanding stock options and SARs held by a participant who is employed by, or providing services to, Old Second or its subsidiaries at the time of such change in control shall become fully exercisable and all stock awards or cash incentive awards shall be fully earned and vested.  For purposes of the 2008 Equity Incentive Plan, a “change in control” is generally deemed to occur when (i) any person becomes the beneficial owner of 33% or more of the voting stock of Old Second, except that the acquisition of such an interest by a benefit plan sponsored by Old Second or a corporate restructuring in which another member of Old Second’s controlled group acquires such an interest will not be a change in control for purposes of the 2008 Equity Incentive Plan, (ii) a majority of the board members serving as of the 2008 Equity Incentive Plan’s effective date no longer serve as directors, (iii) Old Second combines or merges with another company and, immediately after the combination, the stockholders of Old Second immediately prior to the combination hold, directly or indirectly, less than 67% of the voting stock of the resulting company, or (iv) the complete liquidation or dissolution or an agreement for the disposition of all or substantially all of the assets of Old Second.  In the event an award made under the 2008 Equity Incentive Plan constitutes “deferred compensation” for purposes of section 409A of the Internal Revenue Code, and the vesting of, or other rights or obligations related to an award are triggered by a change in control, the definition of “change in control” will be modified by the board to the extent necessary to comply with section 409A.

Amendment and Termination

The board may at any time amend or terminate the 2008 Equity Incentive Plan or any award granted under the 2008 Equity Incentive Plan, provided that no amendment or termination may impair the rights of any participant without the participant’s written consent.  The board may not amend the provision of the 2008 Equity Incentive Plan related to repricing, materially increase the original number of securities which may be issued under the 2008 Equity Incentive Plan (other than as provided in the 2008 Equity Incentive Plan), materially increase the benefits accruing to a participant, or materially modify the requirements for participation in the 2008 Equity Incentive Plan without approval of stockholders.  Notwithstanding the foregoing, the board may amend the 2008 Equity Incentive Plan at any time, retroactively or otherwise, to insure that the 2008 Equity Incentive Plan complies with current or future law without stockholder approval, and the board may unilaterally amend the 2008 Equity Incentive Plan and any outstanding award, without participant consent, in order to avoid the application of, or to comply with, section 409A of the Code, and its applicable regulations and guidance.

U.S. Federal Income Tax Considerations

The following is a summary of the U.S. federal income tax consequences that may arise in conjunction with participation in the 2008 Equity Incentive Plan.

Non-Qualified Stock Options.  The grant of a non-qualified option will not result in taxable income to the participant.  Except as described below, the participant will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares acquired over the exercise price for those shares and Old Second will be entitled to a corresponding deduction.  Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

Incentive Stock Options.  The grant of an incentive stock option will not result in taxable income to the participant.  The exercise of an incentive stock option will not result in taxable income to the participant provided that the participant was, without a break in service, an employee of Old Second or a subsidiary during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant is disabled, as that term is defined in the Internal Revenue Code).

The excess of the fair market value of the shares at the time of the exercise of an incentive stock option over the exercise price is an adjustment that is included in the calculation of the participant’s alternative minimum taxable income for the tax year in which the incentive stock option is exercised.  For purposes of determining the participant’s alternative minimum tax liability for the year of disposition of the shares acquired pursuant to the incentive stock option exercise, the participant will have a basis in those shares equal to the fair market value of the shares at the time of exercise.

If the participant does not sell or otherwise dispose of the shares within two years from the date of the grant of the incentive stock option or within one year after the transfer of such stock to the participant, then, upon disposition of such shares, any amount realized in excess of the exercise price will be taxed to the participant as capital gain.  A capital loss will be recognized to the extent that the amount realized is less than the exercise price.

If the foregoing holding period requirements are not met, the participant will generally realize ordinary income at the time of the disposition of the shares, in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price and Old Second will be entitled to a corresponding deduction.  If the amount realized exceeds the value of the shares on the date of exercise, any additional amount will be capital gain.  If the amount realized is less than the exercise price, the participant will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

Stock Appreciation Rights.  The grant of a SAR will not result in taxable income to the participant.  Upon exercise of a SAR, the fair market value of shares received will be taxable to the participant as ordinary income and Old Second will be entitled to a corresponding deduction.  Gains and losses realized by the participant upon disposition of any such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

Stock Awards.  A participant who has been granted a stock award will not realize taxable income at the time of grant, provided that the stock subject to the award is not delivered at the time of grant, or if the stock is delivered, it is subject to restrictions that constitute a “substantial risk of forfeiture” for U.S. income tax purposes.  Upon the later of delivery or vesting of shares subject to an award, the holder will realize ordinary income in an amount equal to the then fair market value of those shares and Old Second will be entitled to a corresponding deduction.  Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of delivery or vesting.  Dividends paid to the holder during the restriction period, if so provided, will also be compensation income to the participant and Old Second will be entitled to a corresponding deduction.

Cash Incentive Awards.  A participant who has been granted a cash incentive award will not realize taxable income at the time of grant, provided that no cash is actually paid at the time of grant.  Upon the payment of any cash in satisfaction of the cash incentive award, the participant will realize ordinary income in an amount equal to the cash award received and Old Second will be entitled to a corresponding deduction.

Withholding of Taxes.  The combined company may withhold amounts from participants to satisfy withholding tax requirements.  Except as otherwise provided by the board, participants may have shares withheld from awards or may tender previously owned shares to Old Second to satisfy tax withholding requirements.  The shares withheld from awards may only be used to satisfy Old Second’s minimum statutory withholding obligation.

Change in Control.  Any acceleration of the vesting or payment of awards under the 2008 Equity Incentive Plan in the event of a change in control in Old Second may cause part or all of the consideration involved to be treated as an “excess parachute payment” under the Code, which may subject the participant to a 20% excise tax and preclude deduction by Old Second.

Tax Advice

The preceding discussion is based on U.S. tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the U.S. income tax aspects of the 2008 Equity Incentive Plan.  A participant may also be subject to state and local taxes in connection with the grant of awards under the 2008 Equity Incentive Plan.  Old Second suggests that participants consult with their individual tax advisors to determine the applicability of the tax rules to the awards granted to them in their personal circumstances.

The number and types of awards to be made pursuant to the 2008 Equity Incentive Plan is subject to the discretion of the board and is not determinable at this time.

Adoption of this proposal requires the affirmative vote of a majority of the shares of Old Second common stock represented, in person or by proxy, and entitled to vote on the matter at the annual meeting.

Existing Equity Compensation Plan Information

The following table summarizes the number of outstanding options, warrants and rights granted to employees and directors, as well as the number of securities remaining available for future issuances, under Old Second’s existing compensation plans as of December 31, 2007:

Plan Description	Number of securities to be issued upon the exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance
Equity compensation plans approved by security holders	1,333,332	$23.67	116,531

Equity compensation plans not approved by security holders	—	—	—

Total	1,333,332	$23.67	116,531

Board Recommendation

The board of directors has unanimously approved the 2008 Equity Incentive Plan and recommends that its stockholders vote “FOR” the approval of the 2008 Equity Incentive Plan.

PROPOSAL 3:

RATIFICATION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Grant Thornton LLP has audited our financial statements for the fiscal year ended December 31, 2007, and the report on such financial statements appears in the Annual Report to Shareholders.  We have also selected Grant Thornton to serve as our independent registered public accounting firm for 2008 and the board will propose the adoption of a resolution at the annual meeting ratifying the selection of Grant Thornton LLP.

Representatives from Grant Thornton are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from shareholders.

Accountant Fees

Audit Fees.  The aggregate fees and expenses billed by Grant Thornton LLP in connection with the audit of our annual financial statements and the required securities filings were $350,000 for 2007 and $336,500 for 2006.

Audit Related Fees.  There were no audit related fees billed by Grant Thornton LLP in 2007 or 2006.

Tax Fees.   There were no amounts for tax related services billed by Grant Thornton LLP for 2007 or 2006.

All Other Fees.  There were no aggregate fees or pre-approved expenses billed by Grant Thornton LLP for all other services rendered to us during the years ended December 31, 2007 and 2006.

The Audit Committee is solely responsible for the pre-approval of all audit and non-audit services to be provided by the independent accountants and the committee exercises its authority to do so in accordance with a policy that it has adopted. All services provided by Grant Thornton LLP were approved pursuant to the pre-approval policy.  The pre-approval policy is available on our website at www.oldsecond.com.

The Audit Committee, after consideration of the matter, does not believe the rendering of these services by Grant Thornton to be incompatible with maintaining Grant Thornton’s independence as our principal independent registered public accountant.

Board Recommendation

The board of directors recommends that you vote your shares “FOR” the ratification of Grant Thornton LLP as our independent registered public accounting firm for the year ended December 31, 2008.

AUDIT COMMITTEE REPORT

The incorporation by reference of this proxy statement into any document filed with the Securities and Exchange Commission by Old Second shall not be deemed to include the following report and related information unless such report is specifically stated to be incorporated by reference into such document.

The Audit Committee assists the Board in carrying out its oversight responsibilities for our financial reporting process, audit process and internal controls.  The Audit Committee also reviews the audited financial statements and recommends to the Board that they be included in our annual report on Form 10-K.  The committee is comprised solely of directors who are independent under the rules of the Nasdaq Stock Market.

The Audit Committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2007 with our management and Grant Thornton LLP, our independent registered public accounting firm.  The committee will discuss with Grant Thornton LLP the matters required to be discussed by SAS 61 (Codification for Statements on Auditing Standards) and will receive and discuss the written disclosures and the letter from Grant Thornton LLP required by Independence Standards Board Statement No. 1 (Independence Discussions with Audit Committees) after the Form 10-K has been filed.  Based on the review and discussions with management and Grant Thornton LLP, the committee has recommended to the Board that the audited financial statements be included in our annual report on Form 10-K for the fiscal year ending December 31, 2007 for filing with the Securities and Exchange Commission.

Respectfully,

Jesse Maberry, Chairman

Walter Alexander

Barry Finn

William Kane

D. Chet McKee

James Schmitz

GENERAL

We will bear the cost of this proxy solicitation.  Solicitation will be made primarily through the use of the mail, but our officers, directors or employees may solicit proxies personally or by telephone or telegraph without additional remuneration for such activity.  In addition, we will reimburse brokerage houses and other custodians, nominees or fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owner of such shares.

As of the date of this proxy statement, we do not know of any other matters to be brought before the annual meeting.  However, if any other matters should properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote thereon in accordance with their best judgment.

By order of the board of directors

/s/ William B. Skoglund
William B. Skoglund
Chairman and Chief Executive Officer

Aurora, Illinois

March 12, 2008

ALL STOCKHOLDERS ARE URGED TO SIGN

AND MAIL THEIR PROXIES PROMPTLY

APPENDIX A

OLD SECOND BANCORP, INC.

2008 EQUITY INCENTIVE PLAN

Article 1

GENERAL

Section 1.1            Purpose, Effective Date and Term.  The purpose of this OLD SECOND BANCORP, INC. 2008 EQUITY INCENTIVE PLAN (the “Plan”) is to promote the long-term financial success of OLD SECOND BANCORP, INC., a Delaware corporation (the “Company”), and any Subsidiary by providing a means to attract, retain and reward individuals who can and do contribute to such success and to further align their interests with those of the Company’s shareholders.  The “Effective Date” of the Plan is January 15, 2008, subject to approval of the Plan by the Company’s shareholders.  The Plan shall remain in effect as long as any awards under it are outstanding; provided, however, that no awards may be granted under the Plan after the ten-year anniversary of the Effective Date.

Section 1.2            Administration.  The authority to control and manage the operation of the Plan shall be vested in a committee of the Company’s Board of Directors (the “Committee”), in accordance with Section 5.1.

Section 1.3            Participation.  Each employee or Director of, or service provider to, the Company or any Subsidiary of the Company who is granted an award in accordance with the terms of the Plan shall be a “Participant” in the Plan.  Awards under the Plan shall be limited to employees and Directors of, and service providers to, the Company or any Subsidiary; provided, however, that an award (other than an award of an ISO) may be granted to an individual prior to the date on which he or she first performs services as an employee or a Director, provided that such award does not become vested prior to the date such individual commences such services.

Section 1.4            Definitions.  Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Article 8).

Article 2

AWARDS

Section 2.1            General.  Any award under the Plan may be granted singularly, in combination with another award (or awards), or in tandem whereby the exercise or vesting of one award held by a Participant cancels another award held by the Participant.  Each award under the Plan shall be subject to the terms and conditions of the Plan and such additional terms, conditions, limitations and restrictions as the Committee shall provide with respect to such award and as evidenced in the Award Agreement.  Subject to the provisions of Section 2.6, an award may be granted as an alternative to or replacement of an existing award under (i) the Plan; (ii) any other plan of the Company or any Subsidiary; (iii) any Prior Plan; or (iv) as the form of payment for grants or rights earned or due under any other compensation plan or arrangement of the Company or any Subsidiary, including without limitation the plan of any entity acquired by the Company or any Subsidiary.  The types of awards that may be granted under the Plan include:

(a)           Stock Options.  A stock option represents the right to purchase shares of Stock at an Exercise Price established by the Committee.  Any option may be either an incentive stock option (an “ISO”) that is intended to satisfy the requirements applicable to an “incentive stock option” described in Code Section 422(b) or a non-qualified option that is not intended to be an ISO, provided, however, that no ISOs may be:  (i) granted after the ten-year anniversary of the earlier of the Effective Date or shareholder approval of the Plan; or (ii) granted to a non-employee.  Unless otherwise specifically provided by its terms, any option granted under the Plan shall be a non-qualified option.  Any ISO granted under this Plan that does not qualify as an ISO for any reason shall be deemed to be a non-qualified option.  In addition, any ISO granted under this Plan may be unilaterally modified by the Committee to disqualify such option from ISO treatment such that it shall become a non-qualified option.

(b)           Stock Appreciation Rights.  A stock appreciation right (an “SAR”) is a right to receive, in cash, Stock or a combination of both (as shall be reflected in the Award Agreement), an amount equal to or based upon the excess of: (i) the Fair Market Value of a share of Stock at the time of exercise; over (ii) an Exercise Price established by the Committee.

(c)           Stock Awards.  A stock award is a grant of shares of Stock or a right to receive shares of Stock (or their cash equivalent or a combination of both) in the future.  Such awards may include, but shall not be limited to, bonus shares, stock units, performance shares, performance units, restricted stock or restricted stock units or any other equity-based award as determined by the Committee.

(d)           Cash Incentive Awards.  A cash incentive award is the grant of a right to receive a payment of cash, determined on an individual basis or as an allocation of an incentive pool (or Stock having a value equivalent to the cash otherwise payable) that is contingent on the achievement of performance objectives established by the Committee.

Section 2.2            Exercise of Options and SARs.  An option or SAR shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee.  In no event, however, shall an option or SAR expire later than ten (10) years after the date of its grant (five (5) years in the case of a 10% Shareholder with respect to an ISO).  The “Exercise Price” of each option and SAR shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant (or, if greater, the par value of a share of Stock); provided, however, that the Exercise Price of an ISO shall not be less than 110% of Fair Market Value of a share of Stock on the date of grant in the case of a 10% Shareholder; further, provided, that, to the extent permitted under Code Section 409A, the Exercise Price may be higher or lower in the case of options or SARs granted in replacement of existing awards held by an employee, Director or service provider granted under a Prior Plan or by an acquired entity.  The payment of the Exercise Price of an option shall be by cash or, subject to limitations imposed by applicable law, by such other means as the Committee may from time to time permit, including:  (a) by tendering, either actually or by attestation, shares of Stock acceptable to the Committee, and valued at Fair Market Value as of the day of exercise; (b) by irrevocably authorizing a third party, acceptable to the Committee, to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the option and to remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise; (c) by personal, certified or cashiers’ check; (d) by other property deemed acceptable by the Committee; or (e) by any combination thereof.

Section 2.3            Performance-Based Compensation. Any award under the Plan which is intended to be “performance-based compensation” within the meaning of Code Section 162(m) shall be conditioned on the achievement of one or more objective performance measures, to the extent required by Code Section 162(m), as may be determined by the Committee.  The grant of any award and the establishment of performance measures that are intended to be performance-based compensation shall be made during the period required under Code Section 162(m).

(a)           Performance Measures.  Such performance measures may be based on any one or more of the following: earnings (e.g., earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization; or earnings per share); financial return ratios (e.g., return on investment, return on invested capital, return on equity or return on assets); increase in revenue, operating or net cash flows; cash flow return on investment; total shareholder return; market share; net operating income, operating income or net income; debt load reduction; expense management; economic value added; stock price; assets, achievement of balance sheet or income statement objectives and strategic business objectives, consisting of one or more objectives based on meeting specific cost targets, business expansion goals and goals relating to acquisitions or divestitures.  Performance measures may be based on the performance of the Company as a whole or of any one or more Subsidiaries or business units of the Company or a Subsidiary and may be measured relative to a peer group, an index or a business plan.

(b)           Partial Achievement.  The terms of any award may provide that partial achievement of the performance measures may result in a payment or vesting based upon the degree of achievement.  In addition, partial achievement of performance measures shall apply toward a Participant’s individual limitations as set forth in Section 3.3.

(c)           Extraordinary Items.  In establishing any performance measures, the Committee may provide for the exclusion of the effects of the following items, to the extent identified in the audited financial statements of the Company, including footnotes, or in the Management’s Discussion and Analysis section of the Company’s annual report:  (i) extraordinary, unusual, and/or nonrecurring items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) changes in tax or accounting principles, regulations or laws; or (iv) mergers or acquisitions.  To the extent not specifically excluded, such effects shall be included in any applicable performance measure.

(d)           Adjustments.  Pursuant to this Section 2.3, in certain circumstances the Committee may adjust performance measures; provided, however, no adjustment may be made with respect to an award that is intended to be performance-based compensation, except to the extent the Committee exercises such negative discretion as is permitted under applicable law for purposes of an exception under Code Section 162(m).  If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or any Subsidiary conducts its business or other events or circumstances render current performance measures to be unsuitable, the Committee may modify such performance measures, in whole or in part, as the Committee deems appropriate.  If a Participant is promoted, demoted or transferred to a different business unit during a performance period, the Committee may determine that the selected performance measures or applicable performance period are no longer appropriate, in which case, the Committee, in its sole discretion, may: (i) adjust, change or eliminate the performance measures or change the applicable performance period; or (ii) cause to be made a cash payment to the Participant in an amount determined by the Committee.

Section 2.4            Dividends and Dividend Equivalents.  Any award under the Plan (other than an option or an SAR) may provide the Participant with the right to receive dividend payments or dividend equivalent payments with respect to shares of Stock subject to the award, which payments may be either made currently or credited to an account for the Participant, may be settled in cash or Stock and may be subject to restrictions similar to the underlying award.

Section 2.5            Deferred Compensation.  If any award would be considered “deferred compensation” as defined under Code Section 409A (“Deferred Compensation”), the Committee reserves the absolute right (including the right to delegate such right) to unilaterally amend the Plan or the Award Agreement, without the consent of the Participant, to avoid the application of, or to maintain compliance with, Code Section 409A.  Any amendment by the Committee to the Plan or an Award Agreement pursuant to this Section 2.5 shall maintain, to the extent practicable, the original intent of the applicable provision without violating Code Section 409A.  A Participant’s acceptance of any award under the Plan constitutes acknowledgement and consent to such rights of the Committee, without further consideration or action.  Any discretionary authority retained by the Committee pursuant to the terms of this Plan or pursuant to an Award Agreement shall not be applicable to an award which is determined to constitute Deferred Compensation, if such discretionary authority would contravene Code Section 409A.

Section 2.6            Repricing of Awards.  Except for adjustments pursuant to Section 3.4 (relating to the adjustment of shares), and reductions of the Exercise Price approved by the Company Shareholders, the Exercise Price for any outstanding option may not be decreased after the date of grant nor may an outstanding option granted under the Plan be surrendered to the Company as consideration for the grant of a replacement option with a lower exercise price.

Section 2.7            Forfeiture of Awards.  Unless specifically provided to the contrary in an Award Agreement, upon notification of Termination of Service for Cause, any outstanding award, whether vested or unvested, held by a Participant shall terminate immediately, the award shall be forfeited and the Participant shall have no further rights thereunder.

Article 3

SHARES SUBJECT TO PLAN

Section 3.1            Available Shares.  The shares of Stock with respect to which awards may be made under the Plan shall be shares currently authorized but unissued, currently held or, to the extent permitted by applicable law, subsequently acquired by the Company, including shares purchased in the open market or in private transactions.

Section 3.2            Share Limitations.

(a)           Share Reserve.  Subject to the following provisions of this Section 3.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries in the aggregate under the Plan shall be 575,000 shares of Stock (all of which may be granted as ISOs to the extent that such shares are granted under the Plan).  The maximum number of shares of Stock that may be issued in conjunction with awards other than options and SARs shall be 287,500.  As of the date of shareholder approval, no further awards shall be granted pursuant to the Prior Plans.  The aggregate number of shares available for grant under this Plan (including the number that may be granted as ISOs and as awards other than options and SARs) and the number of shares of Stock subject to outstanding awards shall be subject to adjustment as provided in Section 3.4.

(b)           Reuse of Shares.  To the extent any shares of Stock covered by an award (including stock awards), under the Plan are forfeited or are not delivered to a Participant or beneficiary for any reason, including because the award is forfeited, canceled or settled in cash, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan and shall again become eligible for issuance under the Plan.  SARs which are settled in Stock shall be counted in full against the number of shares available for award under the Plan, regardless of the number of net shares issued upon settlement of the SAR.

Section 3.3            Limitations on Grants to Individuals.  With respect to awards, the following limitations shall be applicable:

(a)           Options and SARs.  The maximum number of shares of Stock that may be subject to options or SARs granted to any one Participant during any calendar year and are intended to be “performance-based compensation” (as that term is used for purposes of Code Section 162(m)) and then only to the extent that such limitation is required by Code Section 162(m), shall be 100,000.  For purposes of this Section 3.3(a), if an option is in tandem with an SAR, such that the exercise of the option or SAR with respect to a share of Stock cancels the tandem SAR or option right, respectively, with respect to such share, the tandem option and SAR rights with respect to each share of Stock shall be counted as covering but one share of Stock for purposes of applying the limitations of this Section 3.3(a).

(b)           Stock Awards.  The maximum number of shares of Stock that may be subject to stock awards described under Section 2.1(c) which are granted to any one Participant during any calendar year and are intended to be “performance-based compensation” (as that term is used for purposes of Code Section 162(m)) and then only to the extent that such limitation is required by Code Section 162(m), shall be 50,000.

(c)           Cash Incentive Awards and Stock Awards Settled in Cash.  The maximum dollar amount that may be payable to a Participant pursuant to cash incentive awards described under Section 2.1(d) or cash-settled stock awards under Section 2.1(c) which are granted to any one Participant during any calendar year and are intended to be performance-based compensation (as that term is used for purposes of Code Section 162(m)) and then only to the extent that such limitation is required by Code Section 162(m), shall be $1,000,000.

(d)           Dividend, Dividend Equivalents and Earnings.  For purposes of determining whether an award is intended to be qualified as performance-based compensation under the foregoing limitations of this Section 3.3, (i) the right to receive dividends and dividend equivalents with respect to any award which is not yet vested shall be treated as a separate award; and (ii) if the delivery of any shares or cash under an award is deferred, any earnings, including dividends and dividend equivalents, shall be disregarded.

(e)           Partial Performance.  Notwithstanding the preceding provisions of this Section 3.3, if in respect of any performance period or restriction period, the Committee grants to a Participant awards having an aggregate dollar value and/or number of shares less than the maximum dollar value and/or number of shares that could be paid or awarded to such Participant based on the degree to which the relevant performance measures were attained, the excess of such maximum dollar value and/or number of shares over the aggregate dollar value and/or number of shares actually subject to awards granted to such Participant shall be carried forward and shall increase the maximum dollar value and/or the number of shares that may be awarded to such Participant in respect of the next performance period in respect of which the Committee grants to such Participant an award intended to qualify as “performance-based compensation” (as that term is used for purposes of Code Section 162(m)), subject to adjustment pursuant to Section 3.4 hereof.

Section 3.4            Corporate Transactions.  In the event of a corporate transaction involving the Company or the shares of Stock of the Company (including any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), all outstanding awards under the Plan and the Prior Plans, the number of shares reserved for issuance under the Plan and the Prior Plans under Section 3.2 and each of the specified limitations set forth in Section 3.3 shall automatically be adjusted to proportionately and uniformly reflect such transaction (but only to the extent that such adjustment will not affect the status of an award intended to qualify as “performance-based compensation” under Code Section 162(m), if applicable); provided, however, that the Committee may otherwise adjust awards (or prevent such automatic adjustment) as it deems necessary, in its sole discretion, to preserve the benefits or potential benefits of the awards and the Plan.  Action by the Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding awards; (iii) adjustment of the Exercise Price of outstanding options and SARs; and (iv) any other adjustments that the Committee determines to be equitable (which may include, (A) replacement of awards with other awards which the Committee determines have comparable value and which are based on stock of a company resulting from the transaction, and (B) cancellation of the award in return for cash payment of the current value of the award, determined as though the award were fully vested at the time of payment, provided that in the case of an option or SAR, the amount of such payment shall be no less than the excess of the value of the Stock subject to the option or SAR at the time of the transaction over the Exercise Price).

Section 3.5            Delivery of Shares.  Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

(a)           Compliance with Applicable Laws.  Notwithstanding any other provision of the Plan, the Company shall have no obligation to deliver any shares of Stock or make any other distribution of benefits under the Plan unless such delivery or distribution complies with all applicable laws (including, the requirements of the Securities Act), and the applicable requirements of any securities exchange or similar entity.

(b)           Certificates.  To the extent that the Plan provides for the issuance of shares of Stock, the issuance may be affected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

Article 4

CHANGE IN CONTROL

Section 4.1            Consequence of a Change in Control.  Subject to the provisions of Section 3.4 (relating to the adjustment of shares), and except as otherwise provided in the Plan or in the terms of any Award Agreement:

(a)           At the time of a Change in Control, all options and SARs then held by the Participant shall become fully exercisable immediately upon the Change in Control (subject to the expiration provisions otherwise applicable to the option or SAR).

(b)           At the time of a Change in Control, all stock awards described in Section 2.1(c) or cash incentive awards described in Section 2.1(d) shall be fully earned and vested immediately upon the Change in Control.

Section 4.2            Definition of Change in Control.  For purposes of the Plan, “Change in Control” shall mean in the case of a Participant with a then-current written Change in Control Agreement, the definition of Change in Control set forth in the Change in Control Agreement.  For all other Participants, a Change in Control shall be deemed to have occurred if:

(a)           Any person other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the beneficial owner (within the meaning of Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing thirty-three percent (33%) or more of the total voting power represented by the Company’s then outstanding Voting Securities; or

(b)           During any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board and any new Director whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(c)           Consummation of:  (i) a merger or consolidation to which the Company is a party if the shareholders before such merger or consolidation do not, as a result of such merger or consolidation, own, directly or indirectly, more than sixty-seven percent (67%) of the combined voting power of the then outstanding voting securities of the entity resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the Company’s Voting Securities outstanding immediately before such merger or consolidation; or (ii) a complete liquidation or dissolution or an agreement for the sale or other disposition of all or substantially all of the Company’s assets.

However, in no event shall a Change in Control be deemed to have occurred, with respect to a Participant if the Participant is part of a purchasing group which consummates the Change-in-Control transaction.  A Participant shall be deemed “part of a purchasing group” for purposes of the preceding sentence if the Participant is an equity participant in the purchase company or group (except for (i) passive ownership of less than two percent (2%) of the stock of the purchasing company; or (ii) ownership of equity participation in the purchasing company or group which is otherwise not significant, as determined prior to the Change in Control by a majority of the non-employee continuing Directors).

In the event that any award under the Plan constitutes Deferred Compensation, and the settlement of, or distribution of benefits under such award is to be triggered by a Change in Control, then such settlement or distribution shall be subject to the event constituting the Change in Control also constituting a “change in control event” permitted under Code Section 409A.

Article 5

COMMITTEE

Section 5.1            Administration.  The authority to control and manage the operation and administration of the Plan shall be vested in the Committee in accordance with this Article 5.  The Committee shall be selected by the Board, provided that the Committee shall consist of two (2) or more members of the Board, each of whom are both a “non-employee director” (within the meaning of Rule 16b-3 promulgated under the Exchange Act) and an “outside director” (within the meaning of Code Section 162(m)).  Subject to applicable stock exchange rules, if the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

Section 5.2            Powers of Committee.  The Committee’s administration of the Plan shall be subject to the following:

(a)           Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Company’s and any Subsidiary’s employees, Directors and service providers those persons who shall receive awards, to determine the time or times of receipt, to determine the types of awards and the number of shares covered by the awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such awards, (subject to the restrictions imposed by Article 6) to cancel or suspend awards and to reduce or eliminate any restrictions or vesting requirements applicable to an award at any time after the grant of the award.

(b)           Notwithstanding anything in the Plan to the contrary, in the event that the Committee determines that it is advisable to grant awards which shall not qualify for the exception for performance-based compensation from the tax deductibility limitations of Section 162(m) of the Code, the Committee may make such grants or awards, or may amend the Plan to provide for such grants or awards, without satisfying the requirements of Section 162(m) of the Code.

(c)           The Committee will have the authority and discretion to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(d)           The Committee will have the authority to define terms not otherwise defined herein.

(e)           Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

(f)            In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the articles and bylaws of the Company and applicable state corporate law.

Section 5.3            Delegation by Committee.  Except to the extent prohibited by applicable law, the applicable rules of a stock exchange or the Plan, or as necessary to comply with the exemptive provisions of Rule 16b-3 promulgated under the Exchange Act, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it, including:  (a) delegating to a committee of one or more members of the Board who are not “outside directors” within the meaning of Code Section 162(m), the authority to grant awards under the Plan to eligible persons who are either:  (i) not then “covered employees,” within the meaning of Code Section 162(m) and are not expected to be “covered employees” at the time of recognition of income resulting from such award; or (ii) not persons with respect to whom the Company wishes to comply with Code Section 162(m); and/or (b) delegating to a committee of one or more members of the Board who are not “non-employee directors,” within the meaning of Rule 16b-3, the authority to grant awards under the Plan to eligible persons who are not then subject to Section 16 of the Exchange Act.  The acts of such delegates shall be treated hereunder as acts of the Committee and such delegates shall report regularly to the Committee regarding the delegated duties and responsibilities and any awards so granted.  Any such allocation or delegation may be revoked by the Committee at any time.

Section 5.4            Information to be Furnished to Committee.  As may be permitted by applicable law, the Company and any Subsidiary shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties.  The records of the Company and any Subsidiary as to an employee’s or Participant’s employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined by the Committee to be manifestly incorrect.  Subject to applicable law, Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

Section 5.5            Expenses and Liabilities.  All expenses and liabilities incurred by the Committee in the administration and interpretation of the Plan or any Award Agreement shall be borne by the Company.  The Committee may employ attorneys, consultants, accountants or other persons in connection with the administration and interpretation of the Plan.  The Company, and its officers and Directors, shall be entitled to rely upon the advice, opinions or valuations of any such persons.

ARTICLE 6

AMENDMENT AND TERMINATION

Section 6.1            General.  The Board may, as permitted by law, at any time, amend or terminate the Plan, and may amend any Award Agreement, provided that no amendment or termination (except as provided in Section 2.5, Section 3.4 and Section 6.2) may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), impair the rights of any Participant or beneficiary under any award granted which was granted under the Plan prior to the date such amendment is adopted by the Board; provided, however, that, no amendment may (a) materially increase the benefits accruing to Participants under the Plan; (b) materially increase the aggregate number of securities which may be issued under the Plan, other than pursuant to Section 3.4, or (c) materially modify the requirements for participation in the Plan, unless the amendment under (a), (b) or (c) above is approved by the Company’s shareholders.

Section 6.2            Amendment to Conform to Law.  Notwithstanding any provision in this Plan or any Award Agreement to the contrary, the Committee may amend the Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or the Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A).  By accepting an award under this Plan, each Participant agrees and consents to any amendment made pursuant to this Section 6.2 or Section 2.5 to any award granted under this Plan without further consideration or action.

Article 7

GENERAL TERMS

Section 7.1            No Implied Rights.

(a)           No Rights to Specific Assets.  Neither a Participant nor any other person shall by reason of participation in the Plan acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan.  A Participant shall have only a contractual right to the Stock or amounts, if any, payable or distributable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

(b)           No Contractual Right to Employment or Future Awards.  The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating employee the right to be retained in the employ of the Company or any Subsidiary or any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.  No individual shall have the right to be selected to receive an award under this Plan, or, having been so selected, to receive a future award under this Plan.

(c)           No Rights as a Shareholder.  Except as otherwise provided in the Plan, no award under the Plan shall confer upon the holder thereof any rights as a shareholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

Section 7.2            Transferability.  Except as otherwise so provided by the Committee, awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order, as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended.  The Committee shall have the discretion to permit the transfer of awards under the plan; provided, however, that such transfers shall be limited to immediate family members of participants, trusts and partnerships established for the primary benefit of such family members or to charitable organizations, and; provided, further, that such transfers are not made for consideration to the Participant.

Section 7.3            Designation of Beneficiaries.  A Participant hereunder may file with the Company a written designation of a beneficiary or beneficiaries under this Plan and may from time to time revoke or amend any such designation (“Beneficiary Designation”).  Any designation of beneficiary under this Plan shall be controlling over any other disposition, testamentary or otherwise; provided, however, that if the Committee is in doubt as to the entitlement of any such beneficiary to any award, the Committee may determine to recognize only the legal representative of the Participant in which case the Company, the Committee and the members thereof shall not be under any further liability to anyone.

Section 7.4            Non-Exclusivity.  Neither the adoption of this Plan by the Board nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable, including, without limitation, the granting of restricted stock, stock options or other equity awards otherwise than under the Plan or an arrangement that is or is not intended to qualify under Code Section 162(m), and such arrangements may be either generally applicable or applicable only in specific cases.

Section 7.5            Award Agreement.  Each award granted under the Plan shall be evidenced by an Award Agreement.  A copy of the Award Agreement, in any medium chosen by the Committee, shall be provided (or made available electronically) to the Participant, and the Committee may but need not require that the Participant sign a copy of the Award Agreement.

Section 7.6            Form and Time of Elections.  Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be filed with the

Company at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

Section 7.7            Evidence.  Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

Section 7.8            Tax Withholding.  All distributions under the Plan are subject to withholding of all applicable taxes and the Committee may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations.  Except as otherwise provided by the Committee, such withholding obligations may be satisfied:  (a) through cash payment by the Participant; (b) through the surrender of shares of Stock which the Participant already owns; or (c) through the surrender of shares of Stock to which the Participant is otherwise entitled under the Plan; provided, however, that except as otherwise specifically provided by the Committee, such shares under clause (c) may not be used to satisfy more than the Company’s minimum statutory withholding obligation.

Section 7.9            Action by Company or Subsidiary.  Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution of its board of directors, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of the Company or such Subsidiary.

Section 7.10         Successors.  All obligations of the Company under this Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business, stock, and/or assets of the Company.

Section 7.11         Indemnification.  To the fullest extent permitted by law, each person who is or shall have been a member of the Committee, or of the Board, or an officer of the Company to whom authority was delegated in accordance with Section 5.3, or an employee of the Company shall be indemnified and held harmless by the Company against and from any loss (including amounts paid in settlement), cost, liability or expense (including reasonable attorneys’ fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Section 7.12         No Fractional Shares.  Unless otherwise permitted by the Committee, no fractional shares of Stock shall be issued or delivered pursuant to the Plan or any award.  The Committee shall determine whether cash, Stock or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

Section 7.13         Governing Law.  The Plan, all awards granted hereunder, and all actions taken in connection herewith shall be governed by and construed in accordance with the laws of the State of Illinois without reference to principles of conflict of laws, except as superseded by applicable federal law.

Section 7.14         Benefits Under Other Plans.  Except as otherwise provided by the Committee, awards to a Participant (including the grant and the receipt of benefits) under the Plan shall be disregarded for purposes of determining the Participant’s benefits under, or contributions to, any Qualified Retirement Plan, non-qualified plan and any other benefit plans maintained by the Participant’s employer.  The term “Qualified Retirement Plan” means any plan of the company or a Subsidiary that is intended to be qualified under Code Section 401(a).

Section 7.15         Validity.  If any provision of this Plan is determined to be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision has never been included herein.

Section 7.16         Notice.  Unless otherwise provided in an Award Agreement, all written notices and all other written communications to the Company provided for in the Plan, any Award Agreement, shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid (provided that international mail shall be sent via overnight or two-day delivery), or sent by facsimile or prepaid overnight courier to the Company at the address set forth below.  Such notices, demands, claims and other communications shall be deemed given:

(a)           in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery;

(b)           in the case of certified or registered U.S. mail, five (5) days after deposit in the U.S. mail; or

(c)           in the case of facsimile, the date upon which the transmitting party received confirmation of receipt by facsimile, telephone or otherwise;

provided, however, that in no event shall any such communications be deemed to be given later than the date they are actually received, provided they are actually received.  In the event a communication is not received, it shall only be deemed received upon the showing of an original of the applicable receipt, registration or confirmation from the applicable delivery service provider.  Communications that are to be delivered by the U.S. mail or by overnight service to the Company shall be directed to the attention of the Company’s senior human resource officer and Corporate Secretary.

Article 8

DEFINED TERMS; CONSTRUCTION

Section 8.1            In addition to the other definitions contained herein, unless otherwise specifically provided in an Award Agreement, the following definitions shall apply:

(a)           “10% Shareholder” means an individual who, at the time of grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company.

(b)           “Award Agreement” means the document (in whatever medium prescribed by the Committee) which evidences the terms and conditions of an award under the Plan.  Such document is referred to as an agreement regardless of whether Participant signature is required.

(c)           “Board” means the Board of Directors of the Company.

(d)           If the Participant is subject to an employment agreement (or other similar agreement) with the Company or a Subsidiary that provides a definition of termination for “cause,” then, for purposes of this Plan, the term “Cause” shall have meaning set forth in such agreement.  In the absence of such a definition, “Cause” means (1) any act of (A) fraud or intentional misrepresentation, or (B) embezzlement, misappropriation or conversion of assets or opportunities of the Company or Subsidiary, or (2) willful violation of any law, rule or regulation in connection with the performance of a Participant’s duties (other than traffic violations or similar offenses), or (3) with respect to any employee of the Company or Subsidiary, commission of any act of moral turpitude or conviction of a felony, or (4) the willful or negligent failure of the Participant to perform his duties in any material respect.

(e)           “Change in Control” has the meaning ascribed to it in Section 4.2.

(f)            “Code” means the Internal Revenue Code of 1986, as amended, and   any rules, regulations and guidance promulgated thereunder, as modified from time to time.

(g)           “Code Section 409A” means the provisions of Section 409A of the Code and any rules, regulations and guidance promulgated thereunder.

(h)           “Committee” means the Committee acting under Article 5.

(i)            “Continuing Director” means:

(i)            any member of the Board at the beginning of any period of two (2) consecutive years; and

(ii)           any person who subsequently becomes a member of the Board, if (1) such person’s nomination for election or election to the Board is recommended or approved by resolution of a majority of the Continuing Directors, or (2) such person is included as a nominee in a proxy statement of the Company distributed when a majority of the Board consists of Continuing Directors.

(j)            “Director” means a member of the board of directors of the Company or a Subsidiary.

(k)           “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(l)            “Exercise Price” means the price established with respect to an option or SAR pursuant to Section 2.2.

(m)          “Fair Market Value” shall, on any date, mean the officially-quoted closing selling price of the shares on such date on the principal national securities exchange on which such shares are listed or admitted to trading (including the New York Stock Exchange, Nasdaq Stock Market, Inc. or such other market or exchange in which such prices are regularly quoted) or, if there have been no sales with respect to shares on such date, the Fair Market Value shall be the value established by the Board in good faith and in accordance with Code Section 422.

(n)           “ISO” has the meaning ascribed to it in Section 2.1(a).

(o)           “Participant” means any individual who has received, and currently holds, an outstanding award under the Plan.

(p)           “Prior Plans” means collectively the [Old Second Bancorp, Inc. 1994 Stock Incentive Plan] and the Old Second Bancorp, Inc. 2002 Long Term Incentive Plan.

(q)           “Securities Act” means the Securities Act of 1933, as amended from time to time.

(r)           “SAR” has the meaning ascribed to it in Section 2.1(b).

(s)           “Stock” means the common stock of the Company, $1.00 par value per share.

(t)            “Subsidiary” means any corporation, affiliate or other entity which would be a subsidiary corporation with respect to the Company as defined in Code Section 424(f) and, other than with respect to an ISO, shall also mean any partnership or joint venture in which the Company and/or other Subsidiary owns more than fifty percent (50%) of the capital or profits interests.

(u)           “Termination of Service” means the first day occurring on or after a grant date on which the Participant ceases to be an employee of, or service provider to (which, for purposes of this definition, includes Directors), the Company or any Subsidiary, regardless of the reason for such cessation, subject to the following:

(i)            The Participant’s cessation as an employee or service provider shall not be deemed to occur by reason of the transfer of the Participant between the Company and a Subsidiary or between two Subsidiaries.

(ii)           The Participant’s cessation as an employee or service provider shall not be deemed to occur by reason of the Participant’s being on a leave of absence from the Company or a Subsidiary approved by the Company or Subsidiary otherwise receiving the Participant’s services.

(iii)          If, as a result of a sale or other transaction, the Subsidiary for whom Participant is employed (or to whom the Participant is providing services) ceases to be a Subsidiary, and the Participant is not, following the transaction, an Employee of or service provider to the Company or an entity that is then a Subsidiary, then the occurrence of such transaction shall be treated as the Participant’s Termination of Service caused by the Participant being discharged by the entity for whom the Participant is employed or to whom the Participant is providing services.

(iv)          A service provider whose services to the Company or a Subsidiary are governed by a written agreement with the service provider will cease to be a service provider at the time the term of such written agreement ends (without renewal); and a service provider whose services to the Company or a Subsidiary are not governed by a written agreement with the service provider will cease to be a service provider on the date that is ninety (90) days after the date the service provider last provides services requested by the Company or any Subsidiary (as determined by the Committee).

(v)           Unless otherwise provided by the Committee, an employee who ceases to be an employee, but become or remains a Director, or a Director who ceases to be a Director, but becomes or remains an employee, shall not be deemed to have incurred a Termination of Service.

(vi)          Notwithstanding the forgoing, in the event that any award under the Plan constitutes Deferred Compensation, the term Termination of Service shall be interpreted by the Committee in a manner not to be inconsistent with the definition of “Separation from Service” as defined under Code Section 409A.

(v)            “Voting Securities” means any securities which ordinarily possess the power to vote in the election of Directors without the happening of any pre-condition or contingency.

Section 8.2            In this Plan, unless otherwise stated or the context otherwise requires, the following uses apply:

(a)           actions permitted under this Plan may be taken at any time and from time to time in the actor’s reasonable discretion;

(b)           references to a statute shall refer to the statute and any successor statute, and to all regulations promulgated under or implementing the statute or its successor, as in effect at the relevant time;

(c)           in computing periods from a specified date to a later specified date, the words “from” and “commencing on” (and the like) mean “from and including,” and the words “to,” “until” and “ending on” (and the like) mean “to, but excluding”;

(d)           references to a governmental or quasi-governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of the agency, authority or instrumentality;

(e)           indications of time of day shall be based upon the time applicable to the location of the principal headquarters of the Company;

(f)            “including” means “including, but not limited to”;

(g)           all references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Plan unless otherwise specified;

(h)           all words used in this Plan will be construed to be of such gender or number as the circumstances and context require;

(i)            the captions and headings of articles, sections, schedules and exhibits appearing in or attached to this Plan have been inserted solely for convenience of reference and shall not be considered a part of this Plan nor shall any of them affect the meaning or interpretation of this Plan or any of its provisions;

(j)            any reference to a document or set of documents in this Plan, and the rights and obligations of the parties under any such documents, shall mean such document or documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions or replacements thereof; and

(k)           all accounting terms not specifically defined herein shall be construed in accordance with GAAP.

2008 ANNUAL MEETING LOCATION

Copley Theatre
Aurora Civic Center
8 East Galena Boulevard
Aurora, Illinois 60506

Complimentary self-parking is available at any of The Old Second National Bank’s parking lots located off of River Street in downtown Aurora. The Civic Center is located approximately two blocks to the East of the Bank. Further parking sites are located on Galena Boulevard in the Hollywood parking garage.

General Directions

From Chicago on 294 South

Take I-88 (West) to Lake Street exit (Route #31). Turn right, heading south on Lake Street. Turn left on Galena Blvd. after approximately 5 miles. Two blocks to Civic Center or one block to public parking garage, or one half block to Bank’s parking lot.

From Aurora and outlying communities

From north, take Lake Street (Route #31), south, turn left on Galena Blvd., Civic Center 2 blocks east of Old Second National Bank.

From south, take Lake Street (Route #31) north, turn right on Galena Boulevard, Civic Center 2 blocks to east of Old Second National Bank.

PROXY FOR COMMON SHARES SOLICITED ON BEHALF OF THE BOARD

OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS OF

OLD SECOND BANCORP, INC. TO BE HELD ON APRIL 15, 2008

The undersigned hereby appoints Jesse Maberry, Townsend Way Jr., and James E. Benson, or any two of them acting in the absence of the other, the undersigned’s attorneys and proxies, with full power of substitution, to vote all shares of common stock of Old Second Bancorp, Inc., which the undersigned is entitled to vote, as fully as the undersigned could do if personally present, at the Annual Meeting of Stockholders to be held at the Copley Theatre, North Island Center, 8 East Galena Boulevard, Aurora, Illinois on the 15th day of April, 2008 at 11:00 a.m., central time, and at any and all postponements or adjournments of the meeting.

1.              ELECTION OF DIRECTORS:

FOR all nominees listed below (except as marked to the contrary below)	WITHHOLD AUTHORITY to vote for all nominees listed below
☐	☐

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE’S NAME IN THE LIST BELOW.)

(Term Expires 2011)

Marvin Fagel, Barry Finn, William Kane, John Ladowicz, Kenneth Lindgren

2.              Approval of Old Second Bancorp, Inc. 2008 Long-Term Incentive Plan.

☐	☐	☐
For	Against	Abstain

3.              Ratification and approval of the selection of Grant Thornton LLP as our independent registered public accountants for the fiscal year ending December 31, 2008.

☐	☐	☐
For	Against	Abstain

4.              In accordance with their discretion, upon all other matters that may properly come before said meeting and any postponements or adjournments of the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED UNDER PROPOSAL 1, FOR THE APPROVAL OF THE LONG-TERM INCENTIVE PLAN UNDER PROPOSAL 2 AND FOR THE RATIFICATION OF THE AUDITORS IN PROPOSAL 3.

Dated:	, 2008

Signature(s)

NOTE:  PLEASE DATE PROXY AND SIGN IT EXACTLY AS NAME OR NAMES APPEAR ABOVE.  ALL JOINT OWNERS OF SHARES SHOULD SIGN.  STATE FULL TITLE WHEN SIGNING AS EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN, ETC.  PLEASE RETURN SIGNED PROXY IN THE ENCLOSED ENVELOPE.

(over)

PLEASE INDICATE WHETHER YOU WILL BE ATTENDING THE ANNUAL MEETING OF APRIL 15, 2008:

The meeting will be held at the Copley Theatre, Aurora Civic Center, 8 East Galena Boulevard, Aurora, Illinois.  (Please see the last page of the Proxy Statement for directions to the meeting).

Yes, I plan to attend the meeting.

No, I do not plan to attend the meeting.

Signed: